As filed with the Securities and Exchange Commission on April 25, 2014

Investment Company Act File No. 811-22924

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U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM N-2

(Check appropriate box or boxes)

[X] REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

[X] Amendment No. 1

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SUSA REGISTERED FUND, L.L.C.

(Exact name of Registrant as specified in Charter)

c/o Susa Fund Management LLP

4400 Computer Drive

Westborough, MA 01581

(Address of principal executive offices)

Registrant's Telephone Number, including Area Code: (866) 270-1948

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c/o National Corporate Research Ltd.

615 South DuPont Highway

Dover, DE 19901
(Name and address of agent for service)

Copy to:

Kenneth S. Gerstein, Esq.

Schulte Roth & Zabel LLP

919 Third Avenue

New York, NY 10022

EXPLANATORY NOTE

This Registration Statement of Susa Registered Fund, L.L.C. (the "Registrant" or the "Company") has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, limited liability company interests in the Registrant ("Interests") are not being registered under the Securities Act of 1933, as amended (the "Securities Act"), since such Interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of, and/or Regulation D under, the Securities Act. Investments in the Registrant may only be made by individuals or entities who are both: (a) an "accredited investor" in Regulation D under the Securities Act and (b) a "qualified client" within the meaning of Rule 205-3 under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any Interest in the Registrant.

CONTENTS OF REGISTRATION STATEMENT

This Registration Statement contains the following documents:

Facing Sheet

Explanatory Note

Contents of Registration Statement

Part A

Part B

Part C

Signature Page

Exhibits

PART A

Responses to Items 1, 2, 3.2, 4, 5, 6 and 7 of Part A have been omitted pursuant to Paragraph 3 of Instruction G of the General Instructions to Form N-2.

ITEM 3. FEE TABLE.

The following table describes the fees and expenses that the Company expects to incur and that Members can expect to bear.

Member Transaction Expenses

Maximum Sales Load
(as a percentage of offering price) (1)	3.00%
Maximum Repurchase Fee
(as a percentage of repurchased amount) (2)	3.00%

Annual Expenses (as a percentage of net assets attributable to Interests)

Management Fee (3)	2.00%
Incentive Allocation (4)	20%
Expenses on Securities Sold Short (5)	0.10%
Other Expenses (6)	0.56%

Total Annual Expenses (excluding the Incentive Allocation)	2.66%

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(1) In connection with initial and additional purchases of Interests, investors may be charged a sales charge (sales load) of up to 3% of the amounts transmitted in connection with their subscriptions (up to 3.1% of the amounts invested), in the sole discretion of the investor's financial advisor or broker-dealer.

(2) A 3.00% repurchase fee equal to the value of the Interests repurchased by a Member, which is retained by the Company, will apply if the date as of which the Interests are to be valued for purposes of repurchase is less than one year following the date of a Member's initial investment in the Company. (See "Redemptions, Repurchases of Interests and Transfers.")

(3) The management fee is a monthly fee payable to Susa Fund Management LLP, the investment adviser of the Company (the "Adviser") at the annual rate of 2.00% of the Company's net assets, determined as of the start of business on the first business day of each month, after adjustment for any subscriptions effective on such day (the "Management Fee").

(4) So long as the Adviser serves as the investment adviser of the Company, the Adviser (or one of its affiliates designated by it) is entitled to be the "Special Advisory Member" of the Company. In such capacity, the Special Advisory Member is entitled to receive the Incentive Allocation from the capital account of each Member. The Incentive Allocation is determined and made as of the last day of each "allocation period" in an amount equal to 20% of the amount by which any "allocated gain" during the "allocation period" exceeds the positive balance in such Member's "loss recovery account." A "loss recovery account" is a memorandum account maintained by the Company for each Member, which has an initial balance of zero and is (1) increased after the close of each "allocation period" by the amount of any negative performance for the Member during the "allocation period," and (2) decreased (but not below zero) after the close of each "allocation period" by the amount of any allocated gain for the Member during the "allocation period." The Incentive Allocation is credited to the Special Advisory Account of the Special Advisory Member. (See "Capital Accounts and Allocations -- Incentive Allocation" for more information.)

(5) In pursuing its investment objective, the Company may effect short sales of securities that the Adviser believes are likely to decline in price. The Company may also effect short sales for hedging purposes. "Expenses on Securities Sold Short" shown in the table reflects an estimate of gross expenses to be incurred by the Company in effecting short sales during the current fiscal year. However, this amount may vary in the current fiscal year and going forward, depending on whether the securities the Company sells short pay dividends, the size of any such dividends and the amount of interest expenses on short sales paid to a broker when the proceeds of the short sale are released to the Company.

(6) Because the Company is new, "Other Expenses" are based on estimated amounts for the current fiscal year, assuming net assets of $100 million in the Company. "Other Expenses" may be higher if net assets are less than $100 million. Up to $230,000 of the expenses of the Company's organization and initial offering (estimated to be $270,000) have or will be paid by the Adviser or one of its affiliates. The Company has agreed to reimburse the Adviser (or its affiliate) for such amounts so paid or absorbed if the net assets of the Company reach $150 million or more on or before December 31, 2014. See "Fees and Expenses" for more information.

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The Incentive Allocation presents risks that are not present in funds without performance compensation. The overall fees, expenses and the Incentive Allocation payable by the Company and indirectly borne by its investors generally will be higher than the fees and expenses of most other registered investment companies, but generally will be similar to those of many private investment funds and certain other registered investment companies with investment policies similar to those of the Company.

The following hypothetical example is intended to help you compare the cost of investing in the Company with the cost of investing in other funds. The example assumes that all distributions are reinvested at net asset value and that the percentage amounts listed under annual expenses remain the same in the years shown.

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Based on the operating expenses listed above, you would pay the following expenses on a $1,000 investment, assuming a 5% annual return.

1 Year	3 Year	5 Year	10 Year
$85	$110	$167	$320

The example should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown in the example. For a more complete description of the various costs and expenses, see "Fees and Expenses." Moreover, the Company's actual rate of return may be greater or less than the hypothetical 5% return shown in the example.

ITEM 8. GENERAL DESCRIPTION OF THE REGISTRANT.

The Company is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a non-diversified, closed-end management investment company. The Company was organized as a limited liability company under the laws of Delaware as Susa Registered Fund, L.L.C. on November 21, 2013. Interests in the Company are being issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of, and/or Regulation D under, the Securities Act. Investments in the Company may be made only to investors who are both: (a) "accredited investors," as defined in Regulation D under the Securities Act and (b) "qualified clients," as defined in Rule 205-3 under the Advisers Act. The relevant investor qualifications for initial and subsequent subscriptions by investors will be set forth in a subscription agreement that must be completed by each prospective investor. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the Securities Act.

The Company's principal office is located at 4400 Computer Drive, Westborough, MA 01581, and its telephone number is (866) 270-1948. The Adviser, Susa Fund Management LLP, a limited liability partnership incorporated under the laws of England and Wales, serves as the investment adviser of the Company pursuant to the terms of an investment advisory agreement with the Company dated January 30, 2014 (the "Investment Advisory Agreement") and is responsible for implementing the Company's investment program. Responsibility for the overall management and supervision of the operations of the Company is vested in the individuals who serve as the Board of Managers of the Company (the "Board of Managers"). (See "Board of Managers.") Investors who acquire limited liability company interests in the Company ("Interests") and are admitted to the Company will become members of the Company ("Members").

Investment Objective

The Company's objective is capital appreciation.

Investment Methodology

In pursuing its investment objective, the Company seeks to maximize risk-adjusted absolute returns across the business cycle, regardless of market conditions. The Adviser

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employs a value-oriented investment strategy that principally focuses on both long and short positions in equity securities of European companies. The Company generally expects to maintain a net long exposure (where the value of its long positions exceeds the value of its short positions), with exceptions during rare periods where the Adviser believes a net short exposure is more appropriate based on its assessment of overall market conditions. The Company's performance is expected to depend primarily on individual stock selection. General price movements in the market will also affect the Company's investment performance.

Equity securities purchased and sold by the Company may include common and preferred stocks, convertible securities, stock options (call and put options), warrants and rights and other investments that possess equity characteristics. The Company is not subject to any restriction as to the industry sector or market capitalization of companies in which it invests except that, in accordance with its concentration policy, it may not invest more than 25% of its total assets in the securities (other than U.S. Government Securities) of issuers engaged in any single industry or group of industries. Nevertheless, the Adviser considers industry sector and market capitalization of companies in making its investment decisions for the Company to the extent that affects the expected returns and risks of investments and the composition of the Company's investment portfolio.

The Company may invest without limitation in securities of "European issuers," which, for these purposes, are companies that derive a majority of their revenue or profits from European businesses, investments or sales, that have a majority of their operations or assets located in Europe or that are listed on a securities exchange in Europe. The Company's investments may also include investments in the securities of companies that are located in, or conduct business in, emerging or less developed countries. These investments are typically subject to certain risks to a much greater degree than investments in the securities of companies in developed countries. The Company may also invest in the securities of issuers located in other countries, including the U.S.

The Company may also invest in debt securities and certain derivative instruments, such as options, swaps, forward contracts and options on stock indices. Transactions in these types of securities may be used in seeking capital appreciation or for hedging purposes. The use of these investment techniques and instruments involve certain risks. (See "Types of Investments and Related Risk Factors.")

The Company's investment program may make frequent use of leverage for investment purposes, including to facilitate short sales of securities. Borrowings and certain investment positions considered to be "senior securities" for purposes of the 1940 Act are subject to a 300% asset coverage requirement imposed by the 1940 Act. Other than this asset coverage requirement, there is no limitation on the extent to which the Company may employ leverage in its investment program. Economic leverage obtained from the use of derivatives may exceed the limitations of the 1940 Act that would apply to leverage obtained through borrowings (or the issuance of other senior securities). The use of short sales and leverage are considered speculative investment practices and involve certain risks. The use of leverage (including economic leverage) is monitored by the Adviser as part of its ongoing risk management process.

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During periods of adverse market conditions in the equity securities markets, or otherwise for defensive purposes, the Company may temporarily invest all or a substantial portion of its assets in high quality fixed-income securities, including money market instruments, or may temporarily hold cash or cash equivalents in such amounts as the Adviser deems appropriate under the circumstances. The Company may not achieve its investment objective during these times.

In making investment decisions for the Company, the Adviser uses fundamental investment analysis and in-depth research to identify attractive investment opportunities. The Adviser's investment process involves a research driven, bottom-up analysis of a security's potential for appreciation or depreciation, and includes consideration of the financial condition, earnings outlook, and fundamental valuation, as well as the management, strategy and industry position of issuers. This analytical process involves the use of valuation models, review and analysis of published research and, in some cases, discussions with industry experts and company visits. The Adviser also takes into account economic and market conditions.

The Company's investment program emphasizes active management of the Company's portfolio. Consequently, the Company's portfolio turnover and brokerage commission expenses may significantly exceed those of other registered investment companies and other investment entities of comparable size. Additionally, a high portfolio turnover rate may also result in the greater realization of capital gains, including short-term gains which are taxable to Members at the same rates as ordinary income. Nevertheless, the tax implications of the Company's active trading style generally are not a factor in the management of the Company's portfolio.

Additional information about the types of investments that are made by the Company, its investment practices and related risk factors is provided below. Except as otherwise indicated, the Company's investment policies and restrictions are not fundamental and may be changed without a vote of its Members. (See "Types of Investments and Related Risk Factors – Investment Policies and Restrictions.")

The Company's investment program is speculative and entails substantial risks. There can be no assurance that the Company's investment objective will be achieved or that its investment program will be successful. In particular, the Company's use of leverage, short sales and derivative transactions, and its potentially limited diversification, may result in significant losses to the Company. Investors should consider the Company as a supplement to an overall investment program and should invest only if they are willing to undertake the risks involved. Investors could lose some or all of their investment.

Investment Policies and Restrictions

The Company has adopted the following six fundamental investment policies, which cannot be changed without the vote of a majority of the Company's outstanding voting securities (as defined by the 1940 Act):

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1.	The Company will not invest 25% or more of the value of its total assets in the securities (other than U.S. Government Securities) of issuers engaged in any single industry or group of industries.
2.	The Company will not issue senior securities representing stock, but may borrow money from banks, brokers and other lenders, and may engage in transactions involving the issuance by the Company of "senior securities" representing indebtedness, to the extent permitted by the 1940 Act.
3.	The Company will not underwrite securities of other issuers, except insofar as the Company may be deemed an underwriter under the 1933 Act in connection with the disposition of its portfolio securities.
4.	The Company will not make loans of money or securities to other persons, except through purchasing fixed-income securities, lending portfolio securities or entering into repurchase agreements in a manner consistent with the Company's investment policies.
5.	The Company will not purchase or sell commodities or commodity contracts, but the Company may purchase and sell foreign currency and enter into foreign currency forward contracts, and may engage in other transactions in financial instruments, in each case to the extent permitted under the Company's investment policies as in effect from time to time.
6.	The Company will not purchase, hold, deal in or sell real estate, but may invest in securities that are secured by real estate or that are issued by companies that invest or deal in real estate.

The investment objective of the Company is also fundamental and may not be changed without a vote of a majority (as defined by the 1940 Act) of the Company's outstanding voting securities.

Under the 1940 Act, the vote of a majority of the outstanding voting securities of an investment company, such as the Company, means the vote, at an annual or a special meeting of the security holders of the company duly called, (A) of 67% or more of the voting securities present at the meeting, if the holders of more than 50% of the outstanding voting securities of the company are present or represented by proxy; or (B) of more than 50% of the outstanding voting securities of the company, whichever is less.

With respect to these investment restrictions, and other policies described in this Registration Statement, if a percentage restriction is adhered to at the time of entering into the investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Company's total assets, unless otherwise stated or required by law, will not constitute a violation of the restriction or policy. In addition to the restrictions contained in the fundamental investment policies stated above, the Company is subject to certain restrictions imposed by the 1940 Act on registered investment companies, including restrictions with respect to its investment in the securities of other investment companies, insurance companies and companies engaged in certain securities related businesses.

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The Adviser will not cause the Company to make loans to or receive loans from the Adviser or its affiliates, except to the extent permitted by the 1940 Act or as otherwise permitted by applicable law. The Company may effect brokerage transactions through affiliates of the Adviser subject to compliance with the 1940 Act. (See "Conflicts of Interest" and "Brokerage.")

Risk Factors

Equity Securities

The success of the Company's investment program may be affected by general economic and market conditions, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws, and national and international political circumstances. These factors may affect the level and volatility of securities prices and the liquidity of the Company's investments. Unexpected volatility or illiquidity could impair the Company's profitability or result in losses.

A significant portion of the Company's investment portfolio normally consists of long and short positions in common stocks and other equity securities. The value of the Company's equity securities varies in response to many factors, including, but not limited to, the activities and financial condition of individual companies, the business market in which individual companies compete and general market and economic conditions.

The Company's investments in equity securities may include securities that are listed on securities exchanges as well as unlisted securities that are traded over-the-counter. Equity securities of companies traded over-the-counter may not be traded in the volumes typically found on a national securities exchange. Consequently, the Company may be required to dispose of these securities over a longer (and potentially less favorable) period of time than is required to dispose of the securities of exchange listed companies. There is no minimum required market capitalization of the companies in which the Company may invest, and the Company may invest a portion of its assets in securities of companies having smaller market capitalizations. Investments in companies with smaller market capitalizations are generally riskier than investments in larger, well-established companies. Smaller companies often are more recently formed than larger companies and may have limited or less diverse product lines, distribution channels and financial and managerial resources, and narrower market penetration. There is often less publicly available information about these companies than there is for larger, more established issuers, making it more difficult for the Adviser to analyze the value of the company. The equity securities of smaller companies are often traded over-the-counter or on regional exchanges and may not be traded in the volume typical for securities that are traded on a national securities exchange. Consequently, the Company may be required to sell these securities over a longer period of time (and potentially at less favorable prices) than would be the case for securities of larger companies. In addition, the prices of the securities of smaller companies may be more volatile than those of larger companies.

Bonds and Other Fixed-Income Securities

The Company may invest a portion of its assets in bonds and other fixed-income securities when, in the judgment of the Adviser (subject to any policies established by the Board

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of Managers) such investments are warranted. In addition, the Company may invest without limit in high quality fixed-income securities for temporary defensive purposes and to maintain liquidity. Fixed-income securities include, among other securities: bonds, notes and debentures issued by corporations; debt securities issued or guaranteed by the U.S. government or one of its agencies or instrumentalities ("U.S. Government Securities") or by a foreign government; municipal securities; and mortgage-backed and asset-backed securities. These securities may pay fixed, variable or floating rates of interest, and may include zero coupon obligations. Fixed-income securities are subject to the risk of the issuer's inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (i.e., market risk).

The Company may invest in both investment grade and non-investment grade debt securities with varying maturities. Investment grade debt securities are securities that have received a rating from at least one nationally recognized statistical rating organization ("NRSRO") in one of the four highest rating categories or, if not rated by any NRSRO, have been determined by the Adviser to be of comparable quality. Non-investment grade debt securities (typically called "junk bonds") are securities that have received a rating from a NRSRO of below investment grade or have been given no rating, and are considered by the NRSRO to be predominantly speculative with respect to the issuer's capacity to pay interest and repay principal. Non-investment grade debt securities in the lowest rating categories may involve a substantial risk of default or may be in default. Adverse changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of the issuers of non-investment grade debt securities to make principal and interest payments than is the case for higher grade debt securities. An economic downturn affecting an issuer of non-investment grade debt securities may result in an increased incidence of default. In addition, the market for lower grade debt securities may be thinner and less active than for higher grade debt securities.

General; Current Market Conditions and Governmental Actions

All securities investments risk the loss of capital. Investors may experience a significant decline in the value of their investment. Prospective investors should invest only if they can sustain a complete loss of their investment. To the extent that the Company makes substantial investments in securities of a single issuer or issuers in a single industry sector, the risk of any investment decision is increased. In addition, the value of the Company's investments can be reduced by unsuccessful investment strategies, poor selection of equity securities, poor economic growth, pronounced market volatility, and political, regulatory and legal developments. Investors could lose some or all of their investment.

Business and Regulatory Risks

Legal, tax and regulatory changes could occur during the term of the Company that may adversely affect the Company. In addition, the securities and futures markets are subject to comprehensive statutes, regulations and margin requirements. The Securities and Exchange Commission (the "SEC"), other regulators and self-regulatory organizations and exchanges are authorized to take extraordinary actions in the event of market emergencies.

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There has been an increase in governmental, as well as self-regulatory, scrutiny of the alternative investment fund industry in general.

Dodd-Frank Act. The U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") was enacted in July 2010. The Dodd-Frank Act has resulted in extensive rulemaking and regulatory changes that affect private fund managers, the funds that they manage and the financial industry as a whole. Under the Dodd-Frank Act, the SEC has mandated (and will mandate) new recordkeeping and reporting requirements for investment advisers, which add costs to the legal, operational and compliance obligations of the Adviser and increase the amount of time that the Adviser spends on non-investment-related activities. The Dodd-Frank Act affects a broad range of market participants with whom the Company interacts or may interact, including banks, non-bank financial institutions, rating agencies, mortgage brokers, credit unions, insurance companies, payday lenders and broker dealers, and may change the way in which the Adviser conducts business with its counterparties. It may take years to understand the impact of the Dodd-Frank Act on the financial industry as a whole, and therefore, the continued uncertainty may make markets more volatile and make it difficult for the Adviser to execute the investment strategy of the Company.

This Registration Statement does not address or anticipate every possible current or future regulation that may affect the Adviser, the Company or their businesses. Such regulations may have a significant impact on the Members or the operations of the Company, including, without limitation, restricting the types of investments the Company may make, preventing the Company from exercising its voting rights with regard to certain financial instruments, requiring the Company to disclose the identity of its investors or otherwise. The Board of Managers (in consultation with the Adviser) may cause the Company to be subject to such regulations if it believes that an investment or business activity is in the Company's interest, even if such regulations may have a detrimental effect on one or more Members. Prospective Members are encouraged to consult their own advisors regarding an investment in the Company. The effect of any future regulatory change on the Company could be substantial and adverse.

Nature of Investments; Sector Concentration

The Adviser will have broad discretion in making investments for the Company. Investments will generally consist of equity securities and other assets that may be affected by business, financial market or legal uncertainties. There can be no assurance that the Adviser will correctly evaluate the nature and magnitude of the various factors that could affect the value of and return on investments. Prices of investments may be volatile, and a variety of factors that are inherently difficult to predict, such as domestic or international economic and political developments, may significantly affect the results of the Company's activities and the value of its investments. In addition, the value of the Company's portfolio (especially fixed income securities) may fluctuate as the general level of interest rates fluctuates. Furthermore, in addition to market and economic conditions affecting the securities markets generally, the Company's investments and its performance will be affected by risk factors particular to the specific sectors in which it invests.

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Limited Diversification

The Company is a "non-diversified" investment company. Thus, there are no limitations on the percentage of the Company's assets that may be invested in the securities of any one issuer. To the extent that a relatively high percentage of the Company's assets are invested in the securities of a limited number of issuers within one or more sectors, the Company's investment portfolio will be more susceptible to risk of loss from events affecting particular issuers, as well as from economic, political or regulatory events, than the portfolio of a diversified investment company or an investment company not focused on investments in securities of issuers in those sectors. Any investment in the Company, for this reason, may be subject to greater risk and volatility than if investments were made in the securities of a broader range of issuers. The Company generally intends to invest no more than 20% of the value of its total assets (measured at the time of purchase) in the securities of any one issuer. The Company will also not invest 25% or more of the value of its total assets in the securities (other than U.S. Government Securities) of issuers engaged in any single industry or group of industries.

Risk of Net-Long Bias

The Company's portfolio may operate with a "net-long bias," i.e., the dollar value of long positions in the portfolio exceed the dollar value of short positions. As a result, in a declining equity market environment, operating with a net-long bias could subject the Company's portfolio to more downside volatility than would be the case if the Company's portfolio had greater short exposure.

Foreign Securities; Emerging Markets; Currency Risks

The Company will invest a significant portion of its net assets in securities of foreign issuers and in depositary receipts that represent indirect interests in securities of foreign issuers. Foreign securities in which the Company may invest may be listed on foreign securities exchanges or traded in foreign over-the-counter markets. The Adviser defines "foreign issuers" as companies that derive a majority of their revenue or profits from foreign businesses, investments or sales, or that have a majority of their operations or assets located outside of the U.S. Since there are companies that may be legally organized or have principal offices located in the U.S. that derive a majority of their revenue or profits from foreign businesses, investments or sales, or that have a majority of their operations or assets located outside the U.S., such companies are also considered to be "foreign issuers" for these purposes.

Investments in foreign securities are affected by risk factors generally not thought to be present in the U.S. These factors include, but are not limited to, the following: varying custody, brokerage and settlement practices; difficulty in pricing; less public information about issuers of foreign securities; less governmental regulation and supervision over the issuance and trading of securities than in the U.S.; the unavailability of financial information regarding the foreign issuer or the difficulty of interpreting financial information prepared under foreign accounting standards; less liquidity and more volatility in foreign securities markets; the possibility of expropriation or nationalization; the imposition of withholding and other taxes on interest, dividends, capital gains or other income; adverse political, social or diplomatic developments; limitations on the movement of funds or other assets of the Company between

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different countries; difficulties in invoking legal process abroad and enforcing contractual obligations; and the difficulty of assessing economic trends in foreign countries. Moreover, governmental issuers of foreign securities may be unwilling to repay principal and interest due, and may require that the conditions for payment be renegotiated. Investment in foreign countries also involves higher brokerage and custodian expenses than does investment in U.S. securities.

Other risks of investing in foreign securities include changes in currency exchange rates (in the case of securities that are not denominated in U.S. dollars) and currency exchange control regulations or other foreign or U.S. laws or restrictions, or devaluations of foreign currencies. A decline in the exchange rate would reduce the value of certain of the Company's foreign currency denominated portfolio securities irrespective of the performance of the underlying investment. In addition, the Company may incur costs in connection with conversion between various currencies. The foregoing risks may be greater in emerging industrialized and less developed countries.

The Company generally holds its foreign securities and cash in foreign banks and securities depositories approved by The Bank of New York Mellon, the Company's Foreign Custody Manager (as that term is defined in Rule 17f-5 under the 1940 Act). Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. There may be limited or no regulatory oversight over their operations. Also, the laws of certain countries may put limits on the Company's ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the Company to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the Company can earn on its investments and typically results in a higher operating expense ratio for the Company than for investment companies invested only in the United States. Certain foreign governments levy withholding or other taxes on dividend and interest income. Although in some countries a portion of these taxes are recoverable, the non-recovered portion of foreign withholding taxes will reduce the income received from investments in such countries.

Foreign Currency Transactions

The Adviser may engage in foreign currency transactions for a variety of purposes, including to fix, in U.S. dollars, the value of a security the Company has agreed to buy or sell, between trade and settlement date, or to hedge the U.S. dollar value of securities the Company already owns, particularly if the Adviser expects a decrease in the value of the currency in which the foreign security is denominated.

Foreign currency transactions may involve, for example, the purchase of foreign currencies for U.S. dollars or the maintenance of short positions in foreign currencies, which would involve the Company agreeing to exchange an amount of a currency it did not currently own for another currency at a future date in anticipation of a decline in the value of the currency sold relative to the currency the Company contracted to receive in the exchange. The Adviser's success in these transactions will depend principally on its ability to predict accurately the future exchange rates between foreign currencies and the U.S. dollar. The frequency with which the Company may engage in such foreign currency transactions will depend on the level of investment by the Company in such foreign securities.

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The Company may enter into forward currency exchange contracts ("forward contracts") for hedging purposes and non-hedging purposes to pursue its investment objective. Forward contracts are transactions involving the Company's obligation to purchase or sell a specific currency at a future date at a specified price. Forward contracts may be used by the Company for hedging purposes to protect against uncertainty in the level of future foreign currency exchange rates, such as when the Company anticipates purchasing or selling a foreign security. This technique would allow the Company to "lock in" the currency price of the security. Forward contracts may also be used to attempt to protect the value of the Company's existing holdings of foreign securities. There may be, however, imperfect correlation between the Company's foreign securities holdings and the forward contracts entered into with respect to those holdings. Forward contracts may also be used for non-hedging purposes to pursue the Company's investment objective (subject to any policies established by the Board of Managers), such as when the Adviser anticipates that particular foreign currencies will appreciate or depreciate in value, even though securities denominated in those currencies are not then held in the Company's investment portfolio. There is no requirement that the Company hedge all or any portion of its exposure to foreign currency risks.

Short Sales

The Company may attempt to limit exposure to a possible market decline in the value of its portfolio securities through short sales of securities that the Adviser (subject to any policies established by the Board of Managers) believes possess volatility characteristics similar to those being hedged. In addition, the Company may use short sales for non-hedging purposes to pursue its investment objective. For example, the Company may "short" a security of a company if the Adviser believes the security is over-valued in relation to the issuer's prospects for earnings growth.

To effect a short sale, the Company will borrow a security from a brokerage firm to make delivery to the buyer. The Company is then obligated to replace the borrowed security by purchasing it at the market price at the time of replacement. The Company will realize a gain if the borrowed security declines in price between the date of the short sale and the date on which the Company replaces the security. The Company will incur a loss if the price of the borrowed security increases between those dates. This loss can increase rapidly and without effective limit. The amount of any gain will be decreased, and the amount of any loss increased, by the amount of any premium or interest the Company may be required to pay in connection with a short sale. There is a risk that the borrowed securities would need to be returned to the brokerage firm on short notice. If a request for return of securities occurs at a time when other short sellers of the subject security are receiving similar requests, a "short squeeze" can occur, and the Company might be compelled, at the most disadvantageous time, to replace borrowed securities previously sold short with purchases on the open market, possibly at prices significantly in excess of the price at which the securities were sold short. The successful use of short selling may be adversely affected by imperfect correlation between movements in the price of the security sold short and the securities being hedged. Short selling may exaggerate the volatility of the Company's investment portfolio. Short selling may also produce higher than normal portfolio turnover and may result in increased transaction costs to the Company.

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The Company may also make short sales against-the-box, in which it sells short securities it owns or has the right to obtain without payment of additional consideration. If the Company makes a short sale against-the-box, it will be required to set aside securities equivalent in kind and amount to the securities sold short (or securities convertible or exchangeable into those securities) and will be required to hold those securities while the short sale is outstanding. The Company will incur transaction costs, including interest expenses, in connection with opening, maintaining and closing short sales against-the-box.

ITEM 9. MANAGEMENT

Item 9.1(a)	Board of Managers: The Board of Managers of the Company has overall responsibility for the management and supervision of the operations of the Company, pursuant to the Delaware Limited Liability Company Act, and approved the Company's investment program on January 30, 2014. The Board of Managers exercises the same powers, authority and responsibilities on behalf of the Company as are customarily exercised by the board of directors of a registered investment company organized as a corporation, and it has complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Company's business. A majority of the Managers are persons who are not "interested persons," as defined by the 1940 Act, of the Adviser or the Company (the "Independent Managers").
Item 9.1(b)	Investment Adviser: The Adviser serves as the Company's investment adviser, subject to the ultimate supervision of and subject to any policies or procedures established by the Board of Managers, pursuant to the terms of the Investment Advisory Agreement.
The Adviser was incorporated under the laws of England and Wales as a limited liability partnership on August 28, 2008 and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). The Adviser provides investment advisory services to other private investment vehicles and client accounts. The offices of the Adviser are located at 19 Berkeley Street, London W1J 8ED, England and its telephone number is +44-20-7399-0960.
Pursuant to the Investment Advisory Agreement, the Adviser is responsible, subject to the supervision of the Board of Managers, for the management of the Company's investment portfolio in accordance with the investment objective and policies of the Company. The Adviser formulates a continuing investment program for the Company. It makes all decisions regarding investments to be purchased or sold for the Company (subject to the supervision of the Board of Managers) and places all orders for the purchase and sale of investments. The Investment Advisory Agreement authorizes the Adviser to retain sub-advisers, subject to such approvals by the Board of Managers and by Members as are required by applicable law.
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The Investment Advisory Agreement provides that, in consideration of the services provided, the Company will pay a management fee (the "Management Fee"), which is a monthly asset-based management fee payable to the Adviser, computed at the annual rate of 2.00% of the Company's net assets determined as of the start of business on the first business day of each month, after adjustment for any subscriptions effective on such day. In addition, Members are also subject to the Incentive Allocation which is made to the Adviser (which serves as the Special Advisory Member (the "Special Advisory Member") of the Company solely for purposes of receiving the Incentive Allocation).
The Investment Advisory Agreement was approved by the Board of Managers, including a majority of the Independent Managers, at a meeting held in person on January 30, 2014 and also was approved on such date by Graeme White as the sole Member on such date. A discussion regarding the basis for the Board of Managers' approval of the Investment Advisory Agreement will be available in the Company's first semi-annual report to Members for the period ending June 30, 2014.
The Investment Advisory Agreement has an initial term of two years and is terminable, without penalty, on 60 days' prior written notice: by the Board of Managers; by vote of a majority (as defined by the 1940 Act) of the outstanding voting securities of the Company; or by the Adviser. The Investment Advisory Agreement may be continued from year to year thereafter if such continuance is approved annually by either the Board, including the separate vote of the Independent Managers, or the vote of a majority (as defined by the 1940 Act) of the outstanding voting securities of the Company; provided that in either event the continuance is also approved by a majority of the Independent Managers by vote cast in person at a meeting called for the purpose of voting on such approval. The Investment Advisory Agreement also provides that it will terminate automatically in the event of its "assignment," as defined by the 1940 Act and the rules thereunder.
The Investment Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Company, the Adviser and any member, director, officer or employee thereof, or any of their affiliates, executors, heirs, assigns, successors or other legal representative, will not be liable to the Company for any error of judgment, for any mistake of law or for any act or omission by such person in connection with the performance of services to the Company. The Investment Advisory Agreement also provides for indemnification, to the fullest extent permitted by law, by the Company of the Adviser, or any member, director, officer or employee thereof, and any of their affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which such person may be liable that arise in connection with the performance of services to the Company, provided that the liability or expense is not incurred by reason of the person's willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Company.
The Investment Advisory Agreement provides that in consideration of the services provided by the Adviser, the Adviser is entitled to be the Special Advisory Member. In this capacity, the Special Advisory Member is entitled to receive the Incentive Allocation. The Incentive Allocation arrangement between the Company and the Adviser was approved as part of the Investment Advisory Agreement, as described above.
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Item 9.1(c)	Portfolio Manager: Reza Amiri will be primarily responsible for the day-to-day management of the Company's portfolio. Set forth below is biographical information of the key personnel of the Adviser:
Reza Amiri
Reza Amiri is the Managing Partner and Chief Investment Officer of the Adviser. He was a Portfolio Manager of Citadel Investment Group (2005-2008) where he invested in long/short equities in Europe. He was also a Senior Analyst at Bailey Coates Asset Management (2003-2005). He had joined the Perry Capital spin-off from inception and focused on long/short investments for the European portfolio. He was an Associate at Bain Capital (2000-2003, Boston and London) where he performed business and financial due diligence and executed leveraged buyout transactions for the firm's private equity fund, and an Analyst, Mergers & Acquisitions, at Lazard Frères and Merrill Lynch (1997-2000, NYC). He received his B.A. from Princeton University.
Graeme White
Graeme White has been Chief Operating Officer of the Adviser since he joined in April 2013. Prior to joining the Adviser, between 2009 and 2012, Mr. White was the Chief Operating Officer at Salute Capital Ltd, a UK hedge fund manager focused on a macro emerging market strategy. From 2007 to 2009, prior to joining Salute Capital, Mr. White was Chief Financial Officer of Copenhagen Capital LLP, a UK hedge fund manager focused on event-driven long-short equities strategies in Europe. From 1999 to 2007, Mr. White served as Financial Controller, or in a similar capacity, at investment funds such as Ingenious Media PLC, Baltimore Capital PLC and Barclays Capital’s and Credit Suisse’s global fixed income teams and as accountant at Schroders plc. Mr. White began his career at Ernst & Young and is a qualified Chartered Management Accountant. Mr. White received a B.Sc. (Hons) from the University of Bradford in Business and Management Studies.
Item 9.1(d)	Administrator: BNY Mellon Investor Servicing (US) Inc. (the "Administrator") provides administration, accounting, investor and transfer agency services to the Company. In consideration for these services, the Company pays the Administrator a fee (the "Administrator Fee") that is not anticipated to exceed 0.10% (annualized) of the Company's net assets (as defined above), plus reimbursement of certain out-of-pocket expenses. However, the Administrator Fee is subject to an annual minimum fee of $200,000. The Administrator's principal business address is Bellevue Corporate Center, 301 Bellevue Parkway, Wilmington, DE 19809.
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Item 9.1(e)	Custodians: The Bank of New York Mellon serves as the primary custodian ("Custodian") of the Company's assets, and may maintain custody of the Company's assets with domestic and foreign subcustodians (which may be banks, trust companies, securities depositories and clearing agencies), approved by the Board of Managers in accordance with the requirements set forth in Section 17(f) of the 1940 Act and the rules adopted thereunder. Assets of the Company are not held by the Adviser or commingled with the assets of other accounts other than to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of a custodian. The Custodian's principal business address is One Wall Street, New York, NY 10286.
Item 9.1(f)	Expenses: The Company pays the Administrator the Administrator Fee that is not anticipated to exceed 0.10% (annualized) of the Company's net assets, plus reimbursement of certain out-of-pocket expenses. However, the Administrator Fee is subject to an annual minimum fee of $200,000.
The Company pays the Adviser the Management Fee, which is computed at the annual rate of 2.00% of the Company's net assets. In addition, the capital accounts of Members (except the Special Advisory Account) may be subject to an Incentive Allocation depending upon the investment performance of the Company.
The Company bears all expenses incurred in connection with its business and operations other than those specifically required to be borne by the Adviser or the Administrator. Expenses borne by the Company include, but are not limited to, the following:
• all costs and expenses directly related to portfolio transactions and positions for the Company's account, including, but not limited to, brokerage commissions, research fees, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased, custodial fees, margin fees, transfer taxes and premiums and taxes withheld on foreign dividends;
• all costs and expenses associated with the organization and registration of the Company, certain offering costs and the costs of compliance with any applicable Federal or state laws except that the Adviser (or one of its affiliates) has agreed to pay up to $230,000 of the Company's organizational and initial offering expenses (estimated to be $270,000) (The Company has agreed to reimburse the Adviser (or its affiliate) for such amounts so paid or absorbed if the net assets of the Company reach $150 million or more on or before December 31, 2014.);
• attorneys' fees and disbursements associated with updating the Company's Confidential Memorandum and subscription documents (the "Offering Materials"); the costs of printing the Offering Materials; the costs of distributing the Offering Materials to prospective investors; and attorneys' fees and disbursements associated with the review of subscription documents executed and delivered to the Company in connection with offerings of Interests;
• the costs and expenses of holding meetings of the Board of Managers and any meetings of Members;
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• fees and disbursements of any attorneys, accountants, auditors and other consultants and professionals engaged on behalf of the Company or the Independent Managers;
• the Administrator Fee and the fees of custodians and other persons providing administrative services to the Company;
• the costs of a fidelity bond and any liability insurance obtained on behalf of the Company or the Board of Managers;
• all expenses of computing the Company's net asset value, including any equipment or services obtained for these purposes;
• all charges for equipment or services used in communicating information regarding the Company's transactions among the Adviser and any custodian or other agent engaged by the Company; and
• such other types of expenses as may be approved from time to time by the Board of Managers.
The Adviser is reimbursed by the Company for any of the above expenses that it pays on behalf of the Company.
Item 9.1(g)	Affiliated Brokerage: The Company does not expect to pay any brokerage commissions to any broker that is an affiliated person of the Company, affiliated person of such person or affiliated person of an affiliated person of the Company, the Adviser or its principal underwriter. However, if the Company were to pay any brokerage commissions to any such persons, these transactions would be effected pursuant to procedures adopted by the Company pursuant to Section 17(e) of the 1940 Act and Rule 17e-1 thereunder. Among other things, Section 17(e) and those procedures provide that when acting as broker for the Company in connection with the sale of securities to or by the Company, none of the Company's affiliates may receive any compensation exceeding the following limits: (1) if the sale is effected on a securities exchange, the compensation may not exceed the "usual and customary broker's commission" (as defined in Rule 17e-1 under the 1940 Act); (2) if the sale is effected in connection with a secondary distribution of securities, the compensation cannot exceed 2% of the sale price; and (3) the compensation for sales otherwise effected cannot exceed 1% of the sales price. Rule 17e-1 defines a "usual and customary broker's commission" as one that is fair compared to the commission received by other brokers in connection with comparable transactions involving similar securities being purchased or sold on an exchange during a comparable period of time.
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Item 9.2	Non-resident Managers: Although the Company is a Delaware limited liability company, the Adviser and one of its Managers and both of its officers (Messrs. White and Amiri) are non-residents of the United States and have all, or a substantial part, of their assets located outside the United States. None of the Managers or officers has authorized an agent for service of process in the United States. As a result, it may be difficult for U.S. investors to effect service of process upon such Manager and officers within the United States or to effectively enforce judgments of courts of the United States predicated upon civil liabilities of the Managers or officers under the federal securities laws of the United States.
The Company is not certain whether the courts of the United Kingdom, a foreign jurisdiction in which the Adviser and Messrs. White and Amiri reside, would adjudge civil liability against any Manager or officers resident in that jurisdiction in an original action in such jurisdiction that is predicated solely on a violation of the federal securities laws of the United States. However, although there is no arrangement in place between the United Kingdom and the United States for the reciprocal enforcement of judgments, a final and conclusive monetary judgment against the Managers and officers in an original action predicated on such provisions rendered by a court in the United States may, under certain circumstances, potentially be enforceable by action or counterclaim or be recognized by the courts of the United Kingdom as a defense to an action or as conclusive of an issue in that action.
Item 9.3	Control Persons: Not Applicable.

ITEM 10. CAPITAL STOCK, LONG-TERM DEBT, AND OTHER SECURITIES

ITEM 10.1. CAPITAL STOCK

The Company is organized as a limited liability company under the laws of the State of Delaware and intends to be classified as a partnership for Federal tax purposes. An investor in the Company will be a Member and his or her rights in the Company will be established and governed by the limited liability company agreement of the Company (the "LLC Agreement"). The following is a summary description of certain provisions of the LLC Agreement. The description of such provisions is not definitive and reference should be made to the complete text of the LLC Agreement.

The security purchased by an Investor is an Interest, a limited liability company interest in the Company. Persons who purchase Interests will be Members. The Adviser and its affiliates may contribute capital to and maintain an investment in the Company, and to that extent will be Members of the Company. The Adviser is the Special Advisory Member of the Company. In that regard, the Company has established a Special Advisory Account solely for the purpose of receiving the Incentive Allocation. The Interest of the Special Advisory Member does not participate in the income or gains of the Company, has no voting rights and has no right to a share of the assets of the Company upon its liquidation, except to the extent that the Special Advisory Member has received or is entitled to receive the Incentive Allocation credited to the Special Advisory Account and all or a portion of that allocation has not been withdrawn. The Special Advisory Member may not make capital contributions to the Company as Special Advisory Member.

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Under Delaware law and the Company Agreement, each Member is liable for the debts and obligations of the Company only to the extent of any contributions to the capital of the Company (plus any accretions in value thereto prior to withdrawal) and a Member, in the sole discretion of the Board of Managers, may be obligated to return to the Company amounts distributed to the Member in accordance with the Company Agreement in certain circumstances where after giving effect to the distribution, certain liabilities of the Company exceed the fair market value of the Company's assets.

The Company Agreement provides that a Manager shall not be liable to the Company or any of the Members for any loss or damage occasioned by any act or omission in the performance of the Manager's services as such in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the Manager's office. The Company Agreement also contains provisions for the indemnification, to the extent permitted by law, of a Manager by the Company (but not by the Members individually) against any liability and expense to which the Manager may be liable which arise in connection with the performance of the Manager's activities on behalf of the Company. Managers shall not be personally liable to any Member for the repayment of any positive balance in the Member's capital account or for contributions by the Member to the capital of the Company or by reason of any change in the Federal or state income tax laws applicable to the Company or its investors. The rights of indemnification and exculpation provided under the Company Agreement shall not be construed so as to provide for indemnification of a Manager for any liability (including liability under Federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of the Company Agreement to the fullest extent permitted by law.

The Company Agreement may generally be amended, in whole or in part, with the approval of the Board of Managers (including a majority of the Independent Managers if required by the 1940 Act) and without the approval of the Members, unless the approval of Members is required by the 1940 Act. However, certain amendments to the Company Agreement involving capital accounts and allocations thereto may not be made without the written consent of any Member adversely affected thereby or unless each Member has received written notice of the amendment and any Member objecting to the amendment has been allowed a reasonable opportunity (pursuant to any procedures as may be prescribed by the Board of Managers) to tender its entire Interest for repurchase by the Company. In addition, the Board of Managers may at any time, without the consent of the other Members of the Company, amend the Company Agreement, among other things, to satisfy the requirements or to reflect any relaxation of such requirements in the future of any applicable law or regulations.

By subscribing for an Interest, each Member will appoint each of the Managers his or her attorney-in-fact for purposes of filing required certificates and documents relating to the formation and maintenance of the Company as a limited liability company under Delaware law or signing all instruments effecting authorized changes in the Company or the Company Agreement and conveyances and other instruments deemed necessary to effect the dissolution or termination of the Company.

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The power-of-attorney granted as part of each Member's subscription agreement is a special power-of-attorney and is coupled with an interest in favor of the Board of Managers and as such shall be irrevocable and will continue in full force and effect notwithstanding the subsequent death or incapacity of any Member granting the power-of-attorney, and shall survive the delivery of a transfer by a Member of all or any portion of an Interest, except that where the transferee thereof has been approved by the Board of Managers for admission to the Company as a substitute Member, or upon the withdrawal of a Member from the Company pursuant to a periodic tender or otherwise this power-of-attorney given by the transferor shall terminate.

The Company shall be dissolved:

• upon the affirmative vote to dissolve the Company by: (1) the Board of Managers; or (2) Members holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Members;

• upon the expiration of any two year period that commences on the date on which any Member has submitted a written notice to the Company requesting to tender its entire Interest for repurchase by the Company if that Interest has not been repurchased by the Company;

• upon the failure of Members to elect successor Managers at a meeting called by the Adviser when no Manager remains to continue the business of the Company; or

• as required by operation of law.

Upon the occurrence of any event of dissolution, the Board of Managers (or another liquidator, if the Board of Managers is unable to perform this function), are charged with winding up the affairs of the Company and liquidating its assets. Net profits or net losses during the fiscal period including the period of liquidation will be allocated as described in the section titled "Capital Accounts and Allocations – Allocation of Net Profits and Net Losses."

Upon the liquidation of the Company, its assets are to be distributed (1) first to satisfy the debts, liabilities and obligations of the Company (other than debts to Members) including actual or anticipated liquidation expenses, (2) next to repay debts owing to the Members, (3) to the Special Advisory Member to pay any balance in the Special Advisory Account after giving effect to the Incentive Allocation and (4) finally to the Members proportionately in accordance with the balances in their respective capital accounts. Assets may be distributed in kind on a pro rata basis if the Board of Managers or liquidator determines that the distribution of assets in kind would be in the interests of the Members in facilitating an orderly liquidation.

Capital Accounts

The Company maintains a separate capital account for each Member, which has an opening balance equal to the Member's initial contribution to the capital of the Company. Each Member's capital account is increased by the sum of the amount of cash and the value of any securities constituting additional contributions by the Member to the capital of the Company, plus any amounts credited to the Member's capital account as described below. Similarly, each Member's capital account is reduced by the sum of the amount of any repurchase by the Company

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of the Interest, or portion thereof, of the Member, plus the amount of any distributions to the Member that are not reinvested, plus any amounts debited from the Member's capital account as described below.

Capital accounts of Members are adjusted as of the close of business on the last day of each fiscal period. Fiscal periods begin on the day after the last day of the preceding fiscal period and end at the close of business on the first to occur of the following: (1) the last day of a fiscal year; (2) the day preceding any day on which a contribution to the capital of the Company is made; (3) the day on which the Company repurchases any Interest or portion of an Interest of any Member; or (4) any day on which any amount is credited to or debited from the capital account of any Member other than an amount to be credited to or debited from the capital accounts of all Members in accordance with their respective investment percentages. An investment percentage is determined for each Member as of the start of each fiscal period by dividing the balance of the Member's capital account as of the commencement of the period by the sum of the balances of all capital accounts of all Members as of that date.

The Company maintains a "Special Advisory Account" for the Special Advisory Member for the purpose of receiving the Incentive Allocation, as described below.

Allocation of Net Profits and Net Losses

Net profits or net losses of the Company for each fiscal period are allocated among and credited to or debited from the capital accounts of all Members as of the last day of each fiscal period in accordance with Members' respective investment percentages for the fiscal period. Net profits or net losses are measured as the net change in the value of the net assets of the Company (including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and expenses (including organizational expenses) during a fiscal period), before giving effect to any repurchases by the Company of Interests or portions thereof, and excluding the amount of any items to be allocated among the capital accounts of the Members other than in accordance with the Members' respective investment percentages.

Incentive Allocation

The Special Advisory Member is entitled to receive an incentive allocation (the "Incentive Allocation"), debited from the capital account of each Member as of the last day of each "allocation period," of 20% of the amount by which any "allocated gain" during an "allocation period" exceeds the positive balance in the Member's "loss recovery account." The Incentive Allocation is credited to the Special Advisory Account of the Special Advisory Member.

For purposes of calculating the Incentive Allocation, "allocated gain" means the excess of the balance of a Member's capital account at the end of an "allocation period" (after giving effect to allocations other than the Incentive Allocation, but before giving effect to repurchases of Interests by the Company or debits to the Member's capital account to reflect any item not chargeable ratably to all Members), over the balance of the Member's capital account at the start of the "allocation period." Consequently, any Incentive Allocation to be credited to the Special Advisory Member is increased by a portion of the amount of any net unrealized appreciation, as well as net realized gains, allocable to a Member.

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An Incentive Allocation is credited only with respect to any "allocated gain" in excess of the positive balance of a "loss recovery account" maintained for each Member. A "loss recovery account" is a memorandum account maintained by the Company for each Member, which has an initial balance of zero and is (1) increased after the close of each "allocation period" by the amount of any negative performance for the Member during the "allocation period," and (2) decreased (but not below zero) after the close of each "allocation period" by the amount of any allocated gain for the Member during the "allocation period." Any positive balance in a Member's "loss recovery account" would be reduced as the result of a repurchase or certain transfers with respect to the Member's Interest in proportion to the reduction of the Member's capital account attributable to the repurchase or transfer.

An "allocation period" as to each Member is a period commencing on the admission of the Member to the Company, and thereafter each period commencing as of the day following the last day of the preceding allocation period with respect to such Member, and ending as of the close of business on the first to occur of (1) the last day of a fiscal year of the Company, (2) the day as of which the Company repurchases the entire Interest of the Member, (3) the day as of which the Company admits as a substitute Member a person to whom the entire Interest of the Member has been transferred (unless there is no change of beneficial ownership) or (4) the day as of which the Special Advisory Member's status is terminated (i.e. if the Investment Advisory Agreement terminates and the Company does not enter into a new investment advisory agreement with the Adviser or an affiliate of the Adviser). The measurement of any Incentive Allocation for an "allocation period" must take into account any negative performance from a prior allocation period to the extent reflected in the "loss recovery account." Therefore, the Incentive Allocation for any allocation period after the initial allocation period in effect is a reflection of the extent to which cumulative performance achieved with respect to a Member's account since the Member's admission to the Company exceeds the highest previous level of performance achieved through the close of any prior allocation period.

By the last business day of the month following the date on which an Incentive Allocation is made, the Special Advisory Member must withdraw up to 100% of the Incentive Allocation (computed on the basis of unaudited data) that was credited to the Special Advisory Account and debited from the Member's capital account with respect to the allocation period. Within 30 days after the completion of the audit of the Company's books, the Company allocates and distributes to the Special Advisory Member any additional amount determined to be owed to the Special Advisory Member based upon the audit, and the Special Advisory Member returns to the Company any excess amount determined to be owed to the Company that it withdrew.

No Right of Redemption

No Member or other person holding an Interest or a portion of an Interest acquired from a Member has the right to require the Company to redeem that Interest or portion thereof. There is no public market for Interests, and none is expected to develop. Consequently, investors may not be able to liquidate their investment other than as a result of repurchases of Interests by the Company, as described below. (The Special Advisory Member has certain rights to withdraw amounts from its Special Advisory Account.)

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Repurchases of Interests

The Board of Managers, from time to time and in its sole discretion, may determine to cause the Company to repurchase Interests or portions thereof from Members (other than the Special Advisory Member) pursuant to written tenders by Members on such terms and conditions as it may determine. A repurchase fee equal to 3.0% of the value of the Interests repurchased, which is retained by the Company, will apply if the date as of which the Interests are to be valued for purposes of repurchase is less than one year following the date of a Member's initial investment in the Company. The fee is intended to offset costs associated with short-term investments in the Company. If applicable, the repurchase fee will be deducted before payment of the proceeds of a repurchase.

In determining whether the Company should repurchase Interests or portions thereof from Members pursuant to written tenders, the Board of Managers considers the recommendation of the Adviser. The Adviser expects that generally it will recommend to the Board of Managers that the Company offer to repurchase Interests from Members four times each year, effective at the end of March, June, September and December, upon not less than 65 days' prior written notice; provided that prior to offering to repurchase Interests at any other time, the Board of Managers shall consult with counsel to the Company to ensure that such action will not cause the Company to be treated as a "publicly traded partnership" taxable as a corporation for U.S. federal tax purposes. The Board of Managers also considers the following factors, among others, in making its determination:

•	whether any Members have requested to tender Interests or portions thereof to the Company;
•	the liquidity of the Company's assets;
•	the investment plans and working capital requirements of the Company;
•	the relative economies of scale with respect to the size of the Company;
•	the history of the Company in repurchasing Interests or portions thereof;
•	the economic condition of the securities markets; and
•	the anticipated tax consequences of any proposed repurchases of Interests or portions thereof.

The Company will repurchase Interests or portions thereof from Members pursuant to written tenders only on the terms and conditions that the Board of Managers determines to be fair to the Company and to all Members or persons holding Interests acquired from Members, or to one or more classes of Members, as applicable. When the Board of Managers determines that the Company shall repurchase Interests or portions thereof, notice will be provided to Members describing the terms of the repurchase offer, containing information Members should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate. Members who are deciding whether to tender their Interests or portions thereof during

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the period that a repurchase offer is open may ascertain the net asset value of their Interests from their financial advisor or by calling the Company at (866) 270-1948 during the period.

The Company Agreement provides that the Company shall be dissolved if the Interest of any Member that has submitted a written request to tender its entire Interest for repurchase by the Company, in accordance with the terms of the Company Agreement, has not been repurchased within a period of two years after the request.

Repurchases of Interests or portions thereof from Members by the Company may be made, in the discretion of the Board of Managers, in part or in whole for cash or for securities of equivalent value and shall be effective after receipt by the Company of all eligible written tenders of Interests or portions thereof from Members. If a Member tenders its entire Interest, subject to any extension of the offer, the Company will pay the Member an initial payment in cash and/or marketable securities traded on an established securities exchange (valued at net asset value in accordance with the Company Agreement and distributed to tendering Members on a pari passu basis) in an aggregate amount equal to 95% of the estimated unaudited net asset value of the Interest tendered by the Member and accepted for purchase by the Company, based on the Company's calculation of the estimated net asset value as of the valuation date specified in the offer to repurchase (the "Valuation Date") (which will be approximately 65 days after the date by which Members must tender their Interests for repurchase) net of the amount of the Incentive Allocation, if any, that is to be debited from the capital account of the Member on the Valuation Date (the "Initial Payment") and net of the repurchase fee, if applicable. The Initial Payment will not include interest and will generally be paid within 30 days following the Valuation Date.

Payment pursuant to an offer to repurchase will also consist of a promissory note that neither bears interest nor is transferable (the "Note") entitling the holder thereof to a contingent payment equal to the excess, if any, of (a) the net asset value of the Interest tendered by the Member and accepted for purchase by the Company, as of the Valuation Date, determined based on the audited financial statements of the Company, over (b) the Initial Payment (the "Contingent Payment"). The Contingent Payment will include interest and will be paid to the tendering Member in cash promptly after completion of the audit of the financial statements of the Company for the fiscal year in which the repurchase was made. It is anticipated that the annual audit of the Company's financial statements will be completed within 60 days after the end of each fiscal year of the Company.

A Member who tenders for repurchase only a portion of the Member's Interest will be required to maintain a capital account balance equal to the greater of: (1) the then applicable minimum initial investment requirement imposed by the Company, net of the Incentive Allocation, if any, that would be debited against the capital account if the Valuation Date were a date on which an Incentive Allocation would not normally be made (the "Tentative Incentive Allocation") or (2) the amount of the Tentative Incentive Allocation. If a Member tenders an amount that would cause the Member's capital account balance to fall below the required minimum, the Company reserves the right to reduce the amount to be purchased from the Member so that the required minimum balance is maintained. Members that tender a portion of their Interest will be paid in cash and/or marketable securities an aggregate amount equal to 100% of the estimated unaudited net asset value of the Interest tendered by the Member and

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accepted for purchase by the Company, determined as of the Valuation Date, generally within 30 days after the Valuation Date.

The Company intends to maintain daily a segregated account on its books or with its custodian consisting of cash or liquid securities in an amount equal to the aggregate estimated dollar amount payable under the Note. Payment for repurchased Interests may require the Company to liquidate portfolio holdings earlier than the Adviser would otherwise liquidate these holdings, potentially resulting in losses, and may increase the Company's portfolio turnover. The Adviser intends to take measures (subject to any policies that may be established by the Board of Managers) to attempt to avoid or minimize potential losses and turnover resulting from the repurchase of Interests.

The Company may repurchase an Interest or portion thereof of a Member or any person acquiring an Interest or portion thereof from or through a Member in the event that:

•	the Interest or a portion thereof has been transferred or the Interest or a portion thereof has vested in any person by operation of law as the result of the death, dissolution, bankruptcy or incompetency of a Member;
•	ownership of the Interest by a Member or other person will cause the Company to be in violation of, or require registration of any Interest or portion thereof under, or subject the Company to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;
•	continued ownership of the Interest may be harmful or injurious to the business or reputation of the Company, the Board of Managers or the Adviser, or may subject the Company or any Members to an undue risk of adverse tax or other fiscal consequences;
•	any of the representations and warranties made by a Member in connection with the acquisition of an Interest or portion thereof was not true when made or has ceased to be true; or
•	it would be in the best interests of the Company for the Company to repurchase the Interest or a portion thereof.

ITEM 10.2. LONG-TERM DEBT.

Not applicable.

ITEM 10.3. GENERAL.

Not applicable.

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ITEM 10.4. TAXES.

The following is a summary of certain aspects of the income taxation of the Company and its Members which should be considered by a prospective Member. The Company has not sought a ruling from the Internal Revenue Service (the "Service") or any other Federal, state or local agency with respect to any of the tax issues affecting the Company, nor has it obtained an opinion of counsel with respect to any Federal tax issues other than the characterization of the Company as a partnership for Federal tax purposes.

This summary of certain aspects of the Federal income tax treatment of the Company is based upon the Internal Revenue Code of 1986, as amended (the "Code"), judicial decisions, Treasury Regulations (the "Regulations") and rulings in existence on the date hereof, all of which are subject to change. This summary does not discuss the impact of various proposals to amend the Code which could change certain of the tax consequences of an investment in the Company. This summary also does not discuss all of the tax consequences that may be relevant to a particular investor or to certain investors subject to special treatment under the Federal income tax laws, such as insurance companies.

EACH PROSPECTIVE MEMBER SHOULD CONSULT WITH ITS OWN TAX ADVISOR IN ORDER TO FULLY UNDERSTAND THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY.

In addition to the particular matters set forth in this section, tax-exempt organizations should review carefully those sections of the Confidential Memorandum regarding liquidity and other financial matters to ascertain whether the investment objectives of the Company are consistent with their overall investment plans. Each prospective tax-exempt Member is urged to consult its own counsel regarding the acquisition of Interests.

Tax Treatment of Company Operations

Classification of the Company. The Company will receive an opinion of Schulte Roth & Zabel LLP, counsel to the Company, that under the provisions of the Code and the Regulations, as in effect on the date of the opinion, as well as under the relevant authority interpreting the Code and the Regulations, and based upon certain representations of the Board of Managers, the Company will be classified as a partnership for Federal tax purposes and not as an association taxable as a corporation. The Company does not intend to elect to be treated as a "regulated investment company" under Subchapter M of the Code.

Under Section 7704 of the Code, "publicly traded partnerships" are generally treated as corporations for Federal tax purposes. A publicly traded partnership is any partnership the interests in which are traded on an established securities market or which are readily tradable on a secondary market (or the substantial equivalent thereof). Interests in the Company will not be traded on an established securities market. Regulations concerning the classification of partnerships as publicly traded partnerships (the "Section 7704 Regulations") provide certain safe harbors under which interests in a partnership will not be considered readily tradable on a secondary market (or the substantial equivalent thereof). The Company may not be eligible for

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any of those safe harbors. In particular, it will not qualify under the private placement safe harbor set forth in the Section 7704 Regulations if the Company has more than 100 Members.

The Section 7704 Regulations specifically provide that the fact that a partnership does not qualify for the safe harbors is disregarded for purposes of determining whether interests in a partnership are readily tradable on a secondary market (or the substantial equivalent thereof). Rather, in this event the partnership's status is examined under a general facts and circumstances test. Schulte Roth & Zabel LLP also will render its opinion that, under this "facts and circumstances" test, and based upon the anticipated operations of the Company as well as the legislative history to Section 7704, the text of the Section 7704 Regulations and certain representations of the Board of Managers, the Interests in the Company will not be readily tradable on a secondary market (or the substantial equivalent thereof) and, therefore, that the Company will not be treated as a publicly traded partnership taxable as a corporation.

Neither of the opinions of counsel described above, however, is binding on the Service or the courts. If it were determined that the Company should be treated as an association or a publicly traded partnership taxable as a corporation for Federal tax purposes (as a result of a successful challenge to such opinions by the Service, changes in the Code, the Regulations or judicial interpretations thereof, a material adverse change in facts or otherwise), the taxable income of the Company would be subject to corporate income tax when recognized by the Company; distributions of such income, other than in certain redemptions of Interests, would be treated as dividend income when received by the Members to the extent of the current or accumulated earnings and profits of the Company; and Members would not be entitled to report profits or losses realized by the Company.

As a partnership, the Company is not itself subject to Federal income tax. The Company files an annual partnership information return with the Service which reports the results of operations. Each Member is required to report separately on its income tax return its distributive share of the Company's net long-term capital gain or loss, net short-term capital gain or loss and all other items of ordinary income or loss. Each Member is taxed on its distributive share of the Company's taxable income and gain regardless of whether it has received or will receive a distribution from the Company.

Allocation of Profits and Losses. Under the Company Agreement, the Company's net capital appreciation or net capital depreciation for each accounting period is allocated among the Members and to their capital accounts without regard to the amount of income or loss actually recognized by the Company for Federal income tax purposes. The Company Agreement provides that items of income, deduction, gain, loss or credit actually recognized by the Company for each fiscal year generally are to be allocated for income tax purposes among the Members pursuant to the principles of Regulations issued under Sections 704(b) and 704(c) of the Code, based upon amounts of the Company's net capital appreciation or net capital depreciation allocated to each Member's capital account for the current and prior fiscal years. There can be no assurance however, that the particular methodology of allocations used by the Company will be accepted by the Service. If such allocations are successfully challenged by the Service, the allocation of the Company's tax items among the Members may be affected.

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Under the Company Agreement, the Board of Managers has the discretion to allocate specially an amount of the Company's ordinary income and/or capital gain (including short-term capital gain) and deductions, ordinary loss, and/or capital loss (including long-term capital loss) for Federal income tax purposes to the Special Advisory Member and to a withdrawing Member to the extent that the Member's capital account exceeds, or is less than, as the case may be, its Federal income tax basis in its Interest. There can be no assurance that, if the Board of Managers makes any such special allocations, the Service will accept such allocations. If such allocations are successfully challenged by the Service, the Company's tax items allocable to the remaining Members would be affected.

ITEM 10.5. OUTSTANDING SECURITIES.

Interests will be issued to Members of the Company in a private offering.

ITEM 10.6. SECURITIES RATINGS.

Not applicable.

ITEM 11. DEFAULTS AND ARREARS ON SENIOR SECURITIES.

Not applicable.

ITEM 12. LEGAL PROCEEDINGS.

None.

ITEM 13. TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION.

Not applicable.

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PART B

Part B of this Registration Statement should be read in conjunction with Part A. Capitalized terms used in this Part B and not otherwise defined have the meanings given them in Part A of this Registration Statement.

ITEM 14. COVER PAGE.

Not applicable.

ITEM 15. TABLE OF CONTENTS.

Not applicable.

ITEM 16. GENERAL INFORMATION AND HISTORY.

Not applicable.

ITEM 17. INVESTMENT OBJECTIVE AND POLICIES.

Part A contains basic information about the investment objective, policies and limitations of the Company. This Part B supplements the discussion in Part A of the investment objective, policies, and limitations of the Company.

Equity Securities

Common Stocks. Common stocks are shares of a corporation or other entity that entitle the holder to a pro rata share of the profits, if any, of the entity without preference over any other shareholder or claim of shareholders, after making required payments to holders of the entity's preferred stock and other senior equity. Common stock usually carries with it the right to vote and frequently an exclusive right to do so.

Preferred Stocks. Preferred stock generally has a preference as to dividends, and upon the event of liquidation, over an issuer's common stock, but it ranks junior to debt securities in an issuer's capital structure. Preferred stock generally pays dividends in cash (or additional shares of preferred stock) at a defined rate, but unlike interest payments on debt securities, preferred stock dividends are payable only if declared by the issuer's board of directors. Dividends on preferred stock may be cumulative, meaning that, in the event the issuer fails to make one or more dividend payments on the preferred stock, no dividends may be paid on the issuer's common stock until all unpaid preferred stock dividends have been paid. Preferred stock may also be subject to optional or mandatory redemption provisions.

Convertible Securities. Convertible securities are bonds, debentures, notes, preferred stocks or other securities that may be converted into or exchanged for a specified amount of common stock of the same or different issuer within a particular period of time at a specified price or formula. A convertible security entitles the holder to receive interest that is generally paid or accrued on debt or a dividend that is paid or accrued on preferred stock until

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the convertible security matures or is redeemed, converted or exchanged. Convertible securities have unique investment characteristics, in that they generally (1) have higher yields than common stocks, but lower yields than comparable non-convertible securities, (2) are less subject to fluctuation in value than the underlying common stock due to their fixed-income characteristics and (3) provide the potential for capital appreciation if the market price of the underlying common stock increases.

The value of a convertible security is a function of its "investment value" (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its "conversion value" (the security's worth, at market value, if converted into the underlying common stock). The investment value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors may also have an effect on the convertible security's investment value. The conversion value of a convertible security is determined by the market price of the underlying common stock. If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. Generally, the conversion value decreases as the convertible security approaches maturity. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. A convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed-income security.

A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security's governing instrument. If a convertible security held by the Company is called for redemption, the Company will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party. Any of these actions could have an adverse effect on the Company's ability to achieve its investment objective.

Leverage

The Company may borrow money to purchase securities, a practice known as "leverage," which involves certain risks. In this regard, the Company may make margin purchases of securities, borrow money from banks and enter into reverse repurchase agreements. The Company may also borrow money for temporary or emergency purposes or in connection with the repurchase of Interests.

Trading equity securities on margin generally involves an initial cash requirement representing at least 50% of the underlying security's value with respect to transactions in U.S. markets and varying (typically lower) percentages with respect to transactions in foreign markets. Borrowings to purchase equity securities typically will be secured by the pledge of those securities. The financing of securities purchases may also be effected through reverse repurchase agreements with banks, brokers and other financial institutions. This involves the transfer by the Company of the underlying security to a counterparty in exchange for cash

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proceeds based on a percentage (which can be as high as 95% to 100%) of the value of the debt instrument.

Although leverage will increase investment return if the Company earns a greater return on the investments purchased with borrowed funds than it pays for the use of those funds, the use of leverage will decrease investment return if the Company fails to earn as much on investments purchased with borrowed funds as it pays for the use of those funds. The use of leverage will therefore magnify the volatility of the value of the Company's investment portfolio. In the event that the Company's equity or debt instruments decline in value, the Company could be subject to a "margin call" or "collateral call," pursuant to which the Company must either deposit additional collateral with the lender or suffer mandatory liquidation of the pledged securities to compensate for the decline in value. In the event of a sudden, precipitous drop in value of the Company's assets, the Company might not be able to liquidate assets quickly enough to pay off its borrowing. Money borrowed for leveraging will be subject to interest costs that may or may not be recovered by return on the securities purchased. The Company also may be required to maintain minimum average balances in connection with its borrowings or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate.

The 1940 Act requires the Company to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the Company incurs the indebtedness (the "Asset Coverage Requirement"). This means that the value of the Company's total indebtedness may not exceed one-third the value of its total assets (including such indebtedness), measured at the time the Company incurs the indebtedness. The staff of the Securities and Exchange Commission's Division of Investment Management (the "SEC Staff") takes the position that short sales of securities, reverse repurchase agreements, use of margin, sales of put and call options on specific securities or indices, investments in certain other types of instruments (including certain derivatives such as swap agreements), and the purchase and sale of securities on a when-issued or forward commitment basis, may be deemed to constitute indebtedness subject to the Asset Coverage Requirement.

The SEC Staff has stated, however, that it will not deem a portfolio position involving these instruments to be subject to the Asset Coverage Requirement if an investment company "covers" its position by segregating liquid securities on its books or in an account with its custodian in amounts sufficient to offset the liability associated with the position. Generally, in conjunction with portfolio positions that are deemed to constitute senior securities, the Company must: (1) observe the Asset Coverage Requirement; (2) maintain daily a segregated account in cash or liquid securities at such a level that the amount segregated plus any amounts pledged to a broker as collateral will equal the current value of the position; or (3) otherwise cover the portfolio position with offsetting portfolio securities. Segregation of assets or covering portfolio positions with offsetting portfolio securities may limit the Company's ability to otherwise invest those assets or dispose of those securities.

In order to obtain "leveraged" market exposure in certain investments and to increase the overall return to the Company of various investments, the Company may purchase options and other synthetic instruments that do not constitute "indebtedness" for purposes of the

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Asset Coverage Requirement. These instruments may nevertheless involve significant economic leverage and therefore may, in some cases, involve significant risks of loss.

Repurchase Agreements

Repurchase agreements are agreements under which the Company purchases securities from a bank that is a member of the Federal Reserve System, a foreign bank or a securities dealer that agrees to repurchase the securities from the Company at a higher price on a designated future date. If the seller under a repurchase agreement becomes insolvent or otherwise fails to repurchase the securities, the Company would have the right to sell the securities. This right, however, may be restricted, or the value of the securities may decline before the securities can be liquidated. In the event of the commencement of bankruptcy or insolvency proceedings with respect to the seller of the securities before the repurchase of the securities under a repurchase agreement is accomplished, the Company may encounter a delay and incur costs, including a decline in the value of the securities, before being able to sell the securities. Repurchase agreements that are subject to foreign law may not enjoy protections comparable to those provided to certain repurchase agreements under U.S. bankruptcy law, and they therefore may involve greater risks. The Company has adopted specific policies designed to minimize certain of the risks of loss from its use of repurchase agreements, which may include counterparty risks, similar to those described below (See "Counterparty Risks").

Reverse Repurchase Agreements

Reverse repurchase agreements involve the Company's sale of a security to a bank or securities dealer and the Company's simultaneous agreement to repurchase that security for a fixed price (reflecting a market rate of interest) on a specific date. These transactions involve a risk that the other party to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the Company. Reverse repurchase transactions are a form of leverage that may increase the volatility of the Company's investment portfolio. The Company has adopted policies designed to minimize certain of the risks of loss associated with reverse repurchase transactions.

Purchasing Initial Public Offerings

The Company may purchase securities of companies in initial public offerings or shortly thereafter. Special risks associated with these securities may include a limited number of shares available for trading, unseasoned trading, lack of investor knowledge of the issuer, and limited operating history. These factors may contribute to substantial price volatility for the shares of these companies. The limited number of shares available for trading in some initial public offerings may make it more difficult for the Company to buy or sell significant amounts of shares without an unfavorable impact on prevailing market prices. In addition, some companies in initial public offerings are involved in relatively new industries or lines of business, which may not be widely understood by investors. Some of these companies may be undercapitalized or regarded as developmental stage companies, without revenues or operating income, or the near-term prospects of achieving them.

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Special Investment Instruments and Techniques

The Company may utilize a variety of special investment instruments and techniques (described below) to hedge its investment portfolio against various risks (such as changes in interest rates or other factors that affect security values) or for non-hedging purposes to pursue the Company's investment objective. These strategies may be executed through derivative transactions. The instruments the Company may use and the particular manner in which they may be used may change over time as new instruments and techniques are developed or regulatory changes occur. Certain of the special investment instruments and techniques that the Company may use are speculative and involve a high degree of risk, particularly in the context of non-hedging transactions to pursue the Company's investment objective. There is no requirement that the Company hedge its portfolio or any of its investment positions.

Call and Put Options on Individual Securities. The Company may purchase call and put options in respect of specific securities, and may write and sell covered or uncovered call and put options for hedging purposes and non-hedging purposes to pursue its investment objective. A put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security at a stated exercise price at any time prior to the expiration of the option. Similarly, a call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security at a stated exercise price at any time prior to the expiration of the option.

A covered call option written by the Company is a call option with respect to which the Company owns the underlying security. The sale of such an option exposes the Company during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security or to possible continued holding of a security that might otherwise have been sold to protect against depreciation in the market price of the security. A covered put option written by the Company is a put option with respect to which cash or liquid securities have been placed in a segregated account on the Company's books or with the Company's custodian to fulfill the obligation undertaken. The sale of such an option exposes the Company during the term of the option to a decline in price of the underlying security while depriving the Company of the opportunity to invest the segregated assets.

The Company may close out a position when writing options by purchasing an option on the same security with the same exercise price and expiration date as the option that it has previously written on the security. The Company will realize a profit or loss if the amount paid to purchase an option is less or more, as the case may be, than the amount received from the sale thereof. To close out a position as a purchaser of an option, the Company would ordinarily make a similar "closing sale transaction," which involves liquidating the Company's position by selling the option previously purchased, although the Company would be entitled to exercise the option should it deem it advantageous to do so. The Company may also invest in so-called "synthetic" options or other derivative instruments written by broker-dealers.

Options transactions may be effected on securities exchanges or in the over-the-counter market. When options are purchased over-the-counter, the Company bears the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations

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under the option contract. These options may also be illiquid and, in such cases, the Company may have difficulty closing out its position. Over-the-counter options purchased and sold by the Company may also include options on baskets of specific securities.

Warrants and Rights. Warrants are derivative instruments that permit, but do not obligate, the holder to subscribe for other securities or commodities. Rights are similar to warrants, but normally have a shorter duration and are offered or distributed to shareholders of a company. Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle the holder to purchase, and they do not represent any rights in the assets of the issuer. As a result, warrants and rights may be considered more speculative than certain other types of equity-like securities. In addition, the values of warrants and rights do not necessarily change with the value of the underlying securities or commodities and these instruments cease to have value if they are not exercised prior to their expiration dates.

Call and Put Options on Securities Indices. The Company may purchase and sell call and put options on stock indices (such as the Standard & Poor's 100 Index) listed on national securities exchanges or traded in the over-the-counter market for hedging purposes and non-hedging purposes to pursue its investment objective. A stock index fluctuates with changes in the market values of the stocks included in the index. The effectiveness of purchasing or writing stock index options for hedging purposes will depend upon the extent to which price movements in the Company's portfolio correlate with price movements of the stock index selected. Because the value of an index option depends upon movements in the level of the index rather than the price of a particular stock, whether the Company will realize a gain or loss from the purchase or writing of options on an index depends upon movements in the level of stock prices in the stock market generally or, in the case of certain indexes, in an industry or market segment, rather than movements in the price of a particular stock. Accordingly, successful use by the Company of options on stock indexes will be subject to the Adviser's ability to predict correctly movements in the direction of the stock market generally or of a particular industry or market segment. This requires different skills and techniques than predicting changes in the price of individual stocks.

Additional Derivative Transactions. The Company may take advantage of opportunities in the area of swaps, options on various underlying instruments, swaptions and certain other customized derivative instruments.

A swap is a contract under which two parties agree to make periodic payments to each other based on specified interest rates, an index or the value of some other instrument, applied to a stated, or "notional," amount.  Swaps generally can be classified as interest rate swaps, currency swaps, commodity swaps or equity swaps, depending on the type of index or instrument used to calculate the payments.  Such swaps would increase or decrease the Company's investment exposure to the particular interest rate, currency, commodity or equity involved.

The Company may engage in swap transactions for single issuer equity replacement. Such transactions are undertaken to provide the Company with exposure to a single security without having to receive exposure to a broader index in which such security may be found. Some of these securities are located in foreign markets where the Company may not otherwise be able to purchase the foreign security directly. Notwithstanding the fact that the

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Company will not directly hold the foreign security, many of the risks associated with investments in foreign securities (as described more fully under "—Foreign Securities" above) may apply to swaps for such securities.

Certain equity placement swaps in which the Company engages have the effect of providing economic leveraging of the Company's assets. Such leverage can be significant. As such, the impact of an adverse change in the Company's exposure may result in losses greater than the nominal value of the swap, which can be significant under certain circumstances.

In addition, the Company may take advantage of opportunities with respect to certain other derivative instruments that are not presently contemplated for use by the Company or that are currently not available, but which may be developed, to the extent such opportunities are both consistent with the Company's investment objective and legally permissible for the Company.  Special risks may apply to instruments that are invested in by the Company in the future, which risks cannot be determined at this time or until such instruments are developed or invested in by the Company.

Although not generally used by the Company at present, a swaption is an option entitling one party to enter into a swap agreement with the counterparty.  In addition to swaps and swaptions, the Company may become a party to various other customized derivative instruments entitling the counterparty to certain payments on the gain or loss on the value of an underlying or referenced instrument.

Swaps, options and other derivative instruments may be subject to various types of risks, including market risk, liquidity risk, counterparty credit risk, legal risk and operations risk, each of which is described more fully herein under "Types of Investments and Related Risk Factors" and "Additional Risk Factors" below.  In addition, as noted above, derivatives can involve significant economic leverage and may, in some cases, involve significant risks of loss.

Lending Portfolio Securities

The Company may lend its portfolio securities to domestic and foreign brokers, dealers and financial institutions. These loans will be secured by collateral (consisting of cash, U.S. Government Securities or irrevocable letters of credit) maintained in an amount equal to at least 100% of the market value, determined daily, of the loaned securities. The Company may at any time call the loan and obtain the return of the securities loaned. The Company will be entitled to payments equal to the interest and dividends on the loaned security and may receive a premium for lending the securities. Lending portfolio securities may result in income to the Company, but there may be delays in the recovery of the loaned securities or a loss of rights in the collateral supplied should the borrower fail financially. Securities lending involves a form of leverage, and the Company may incur a loss if securities purchased with the collateral from securities loans decline in value.

When-Issued and Forward Commitment Securities

The Company may purchase securities on a "when-issued" basis and may purchase or sell securities on a "forward commitment" basis in order to hedge against anticipated

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changes in interest rates and prices. These transactions involve a commitment by the Company to purchase or sell securities at a future date (ordinarily one or two months later). The price of the underlying securities, which is generally expressed in terms of yield, is fixed at the time the commitment is made, but delivery and payment for the securities takes place at a later date. No income accrues on securities that have been purchased pursuant to a forward commitment or on a when-issued basis prior to delivery to the Company. When-issued securities and forward commitments may be sold prior to the settlement date. If the Company disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it may incur a gain or loss. These transactions will be subject to the Company's limitation on indebtedness unless, at the time the Company enters into such a transaction, a segregated account consisting of cash, U.S. Government Securities or liquid securities equal to the value of the when-issued or forward commitment securities is established and maintained. There is a risk that securities purchased on a when-issued basis may not be delivered and that the purchaser of securities sold by the Company on a forward basis will not honor its purchase obligation. In these cases, the Company may incur a loss.

Counterparty Risks

Counterparty and Service Provider Relationships. The Company has established relationships to obtain brokerage, prime brokerage, custody and banking services, financing and derivative intermediation and to act as counterparty to derivative transactions; however, there can be no assurance that the Company will be able to maintain such relationships or establish others. An inability to establish or maintain such relationships would limit the Company's trading activities and prevent the Company from trading at optimal rates and terms, could create losses, preclude the Company from engaging in certain transactions, concentrate the holdings of the assets of the Company with a limited number of counterparties and limit the availability of financing to the Company. Moreover, a disruption in the services provided by any such relationships before the Company is able to establish additional relationships (which may not be successful) could have a significant impact on the Company's business due to the Company's reliance on such counterparties.

Creditworthiness of Prime Brokers and Other Service Providers. The Company has established relationships with broker-dealers, banks and their affiliates (both in the U.S. and outside the U.S.) for the provision of services, including holding and maintaining the funds, securities, commodity interests and other property of the Company, and the clearance of the Company's securities transactions. The Company has entered into prime brokerage relationships with several financial institutions that provide clearing, financing, settlement and other related services to the Company. These arrangements can cover securities, loans, derivatives, options and futures, foreign exchange and securities lending transactions and usually involve the provision of financing to the Company. The Company's assets held by a prime broker that is providing financing generally will be secured in favor of that prime broker and its affiliates.

The Company's prime brokerage arrangements will include contractual relationships with broker-dealers who may be located outside of the United States. The Company's prime brokerage arrangements will allow for transfer of the Company's assets to prime brokers and sub-custodians, who may be located in jurisdictions outside the United States,

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including in Europe. These entities may hold securities, commodities, cash, collateral or other assets of the Company in such jurisdictions as may be necessary to facilitate the provision of the services to the Company. The agreements with the financial institutions are also complex and generally include cross-collateral, netting and cross-default provisions to protect the financial institution from the failure of the Company to meet its obligations under a variety of agreements. Bankruptcy laws and other laws and regulations relating to the protection of assets of the Company held by the financial institution vary substantially by jurisdiction, type of legal entity, and are very complex and uncertain and can involve the risk of loss or inability to access any or all of the assets of the Company held by a financial institution that becomes subject to the bankruptcy or insolvency regime. Company assets may be held with U.S. broker-dealers or U.S. or non-U.S. banks or their affiliates and the risks associated with assets held at each of these various institutions may differ substantially. While there are various laws and regulations in various jurisdictions that may provide some protection to customers of brokerage firms and commercial banks in the event of their insolvency, these protections are not uniform across jurisdictions and it is not always clear when such protections may apply. The effect of these laws and their application to the Company's assets are subject to substantial limitations and uncertainties, particularly in the event of insolvency or other similar events.

Even in countries where applicable law provides protection to assets of clients, such protections may not adequately protect the Company from risk of loss. For example, while U.S. rules and regulations applicable to broker-dealers are designed to protect client assets (including the Company's assets), it is possible that, if one of the Company's brokers were to become insolvent, the assets of the Company held at such broker could be at risk. While U.S. broker-dealers are required to segregate client assets from their proprietary assets and are required to hold specified amounts of capital in reserve, client assets are normally held in pooled client accounts for the benefit of all clients. Additionally, the broker may be able to transfer client assets out of such client accounts or use such assets (including cash) in the ordinary course of its business. The Company could experience losses if the clients' claims exceed the amount of client assets such brokers actually held at the time of the insolvency. With respect to U.S. broker-dealers, in the event client claims are greater than client property, the clients' remaining claims may be satisfied, along with all general unsecured claims, from the broker's non-customer assets (including its regulatory capital). In addition, while the return of client property is designed to occur on an expedited basis (usually by transfer of the accounts to a solvent broker), there exists the risk of delay in, or inability to make, such a return or transfer, in whole or in part, by the insolvent broker. Furthermore, the Company may be unable to trade such securities or other property held by the insolvent broker during this transfer period or during a pending insolvency proceeding. Such a situation would create the possibility of a substantial loss to the Company with respect to its assets held at such broker. Since the amount and type of property ultimately received by the Company may remain indeterminate until actually returned, or upon resolution of any insolvency proceeding, as applicable, the Company may be unable to adequately hedge its positions in such property.

In light of the extensive, and sometimes complex, financing and trading arrangements that the Company has with its prime brokers, the Company faces the risks, among other things, that the assets of the Company might be transferred out of its accounts or might be in accounts which do not benefit from client asset protection or that a prime broker will have a

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security interest in the assets of the Company that it holds. Because of the large number of entities and jurisdictions involved and the range of possible factual scenarios involving the insolvency of a prime broker or any of its sub-custodians, agents or affiliates, it is impossible to generalize about the effect of their insolvency on the Company and its assets. Investors should assume that the insolvency of any of the Company's prime brokers could result in the loss of all or a substantial portion of the Company's assets held by such prime broker, whether as a result of losing a proprietary interest in any of its assets, a substantial delay, which could be years, in their return or the uncertain outcome of pursuing a claim as a creditor in an insolvency. Should the Company be unable to identify, access or value its assets, or establish with any certainty the amount or likelihood of recovery of any claim, such circumstances could cause substantial losses to the Company. Such losses might not be limited to the assets that were held by that prime broker, including replacement costs of relevant assets and fees and expenses. Moreover, the Company might be required to make future payments or deliveries to the insolvent prime broker without set-off of amounts due to it. The failure of a prime broker could have a material adverse effect on the Company. Although the Company evaluates the creditworthiness of the Company's prime brokers and other service providers, it is often impossible to obtain sufficient information to make fully-informed judgments or determinations of the risk that a particular financial institution may fail, particularly given the speed with which a financial institution's creditworthiness may decline when faced with liquidity pressures. Strategies to minimize such risk include moving assets from one prime broker to another prime broker, custodian or bank, or establishing segregated accounts for securities, if possible, which creates additional operational risk.

The Company currently relies on its prime brokers to provide financing for many of its investment activities. Financial institutions may re-evaluate their prime brokerage business from time to time, which may impact the availability of credit to the Company and the terms on which it is offered, including the cost thereof, creating a more difficult financing environment for many asset classes and this may potentially adversely affect the Company's returns and investment activity. In addition, the Company may face an increased risk of being subject to significant changes in margin requirements as prime brokers modify their risk models to determine how much to lend to their customers. Furthermore, prime brokers may face additional regulation in the foreseeable future, which may affect their willingness or ability to provide prime brokerage services, and the costs of such services. Financing costs are likely to be significantly higher or assets may become impossible to finance if they cannot be financed by prime brokers.

Counterparty Default. The Company may enter into many transactions, including derivatives and over-the-counter instruments, securities, options, futures, foreign exchange and securities lending transactions, with or through third parties. Generally, the Company will not be restricted from dealing with any particular counterparty. The Company is always subject to the risk that a counterparty may not timely settle a transaction, perform its obligations in accordance with contractual terms and conditions, or otherwise not perform its obligations to make due payment or delivery (thus causing the Company to suffer a loss which may be material). Moreover, for many transactions, the Company is required to post collateral to its counterparty, and a failure of that counterparty or its affiliates could result in a loss of that collateral. In the event that a counterparty defaults on its obligations for any reason, the

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Company may incur replacement costs of transactions, losses associated with other assets which the failed transaction was intended to hedge, and fees and expenses in seeking redress (which may be uncertain in outcome). Such counterparty risk may be accentuated for contracts with longer maturities where events may intervene to preclude settlement or performance, or where the Company has concentrated its transactions with a single or small group of counterparties. Failure of counterparties to settle transactions or perform their obligations to make due payment and delivery could have a material adverse effect on the Company. Furthermore, any misconduct on behalf of counterparties, including, without limitation, fraudulent activities, will increase the Company's exposure to risk of loss.

Systemic Risk

Systemic risk is the risk of broad financial system stress or collapse triggered by the default of one or more financial institutions, which results in a series of defaults by other interdependent financial institutions.  Financial intermediaries, such as banks, securities firms and exchanges with which the Company interacts are all subject to systemic risk.  A systemic failure could have material adverse consequences on the Company and on the markets for the securities in which the Company seeks to invest.

Restricted and Illiquid Investments

Although the Company invests primarily in publicly traded securities, it may invest a portion of the value of its total assets in restricted securities and other investments that are illiquid. Restricted securities are securities that may not be sold to the public without an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), or, if they are unregistered, may be sold only in a privately negotiated transaction or pursuant to an exemption from registration. In recognition of the increased size and liquidity of the institutional markets for unregistered securities and the importance of institutional investors in the formation of capital, the Securities and Exchange Commission (the "SEC") has adopted Rule 144A under the 1933 Act, which is designed to further facilitate efficient trading among qualified institutional investors by permitting the sale of certain unregistered securities to qualified institutional buyers. To the extent privately placed securities held by the Company qualify under Rule 144A, and an institutional market develops for those securities, the Company likely will be able to dispose of the securities without registering them under the 1933 Act. To the extent that qualified institutional buyers become, for a time, uninterested in purchasing these securities, investing in Rule 144A securities could have the effect of increasing the level of the Company's illiquidity. The Company may adopt procedures under which certain Rule 144A securities will not be deemed to be illiquid, if certain criteria are satisfied with respect to those securities and the market therefor. Foreign securities that can be freely sold in the markets in which they are principally traded are not considered by the Company to be restricted or illiquid. Regulation S under the 1933 Act permits the sale abroad of securities that are not registered for sale in the United States. Repurchase agreements with maturities of more than seven days will be treated as illiquid.

Where registration is required to sell a security, the Company may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the

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decision to sell and the time the Company may be permitted to sell a security under an effective registration statement. If, during such period, adverse market conditions were to develop, the Company might obtain a less favorable price than prevailed when it decided to sell. Restricted securities for which no market exists and other illiquid investments are valued at fair value as determined in accordance with procedures approved and periodically reviewed by the Board of Managers.

Restricted securities and other illiquid investments involve the risk that the securities will not be able to be sold at the time desired by the Adviser or at prices approximating the value at which the Company is carrying the securities. As a result, in determining the proportion of the value of its total assets that will be invested in restricted and other illiquid investments, the Company will consider the need to maintain an adequate level of liquidity in its portfolio in order to fund the repurchase of Interests from Members without unnecessarily adversely impacting the value of the Company's portfolio. It is not expected that the Company will invest all or a substantial portion of the value of its total assets in such restricted or other illiquid investments.

Temporary Investments; U.S. Government Securities Risk

During periods of adverse market conditions in the equity securities markets, or otherwise for defensive purposes, the Company may temporarily invest all or a substantial portion of its assets in high quality fixed-income securities, including money market instruments, or may temporarily hold cash or cash equivalents in such amounts as the Adviser deems appropriate under the circumstances. Securities will be deemed to be of high quality if they are rated in the top four categories by an NRSRO or, if unrated, are determined to be of comparable quality by the Adviser. Money market instruments are high quality, short-term debt obligations (which generally have remaining maturities of one year or less), and may include: U.S. Government Securities; commercial paper; certificates of deposit and banker's acceptances issued by domestic branches of United States banks that are members of the Federal Deposit Insurance Corporation; and repurchase agreements for U.S. Government Securities. In lieu of purchasing money market instruments, the Company may purchase shares of money market mutual funds that invest primarily in U.S. Government Securities and repurchase agreements involving those securities, subject to certain limitations imposed by the 1940 Act.

The Company may also invest in money market instruments or purchase shares of money market mutual funds pending investment of its assets in equity securities or non-money market debt securities, or to maintain such liquidity as may be necessary to effect repurchases of Interests from Members or for other purposes.

It is possible that the U.S. Government would not provide financial support to its agencies or instrumentalities if it were not required to do so by law. If a U.S. Government agency or instrumentality in which the Company invests defaults and the U.S. Government does not stand behind the obligation, the value of the Company's investment portfolio could fall. The U.S. Government's guarantee of ultimate payment of principal and timely payment of interest of the U.S. Government Securities owned by the Company does not imply that the Interests are

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guaranteed by the FDIC or any other government agency, or that the value of the Interests will not continue to fluctuate.

Incentive Allocation

The special allocation of 20% of net profits to the Special Advisory Account of the Special Advisory Member (as defined below) may create an incentive for the Adviser to cause the Company to make investments that are riskier or more speculative than would be the case in the absence of the Incentive Allocation (defined below). In addition, because the allocation is calculated on a basis that includes unrealized appreciation of the Company's assets, the Incentive Allocation may be greater than if it were based solely on realized gains. (See "Capital Accounts and Allocations – Incentive Allocation.")

The overall amounts payable by the Company and its Members, which include the Management Fee and the Incentive Allocation, will be higher than those paid by most other registered investment companies, but will be generally similar to those paid by many private funds with similar investment policies.

Experience and Location of the Adviser

The Adviser was relatively recently organized in 2008 and has not previously managed the investment portfolio of a registered investment company. However, the Company's portfolio manager is experienced in portfolio management of investment vehicles with similar investment objectives and strategies to the Company.

Although the Company is a Delaware limited liability company, the Adviser and one of its Managers and both of its officers (Messrs. White and Amiri) are non-residents of the United States and have all, or a substantial part, of their assets located outside the United States. None of the Managers or officers has authorized an agent for service of process in the United States. As a result, it may be difficult for U.S. investors to effect service of process upon such Manager and officers within the United States or to effectively enforce judgments of courts of the United States predicated upon civil liabilities of the Managers or officers under the federal securities laws of the United States.

The Company is not certain whether the courts of the United Kingdom, a foreign jurisdiction in which the Adviser and Messrs. White and Amiri reside, would adjudge civil liability against any Manager or officers resident in that jurisdiction in an original action in such jurisdiction that is predicated solely on a violation of the federal securities laws of the United States. However, although there is no arrangement in place between the United Kingdom and the United States for the reciprocal enforcement of judgments, a final and conclusive monetary judgment against the Managers and officers in an original action predicated on such provisions rendered by a court in the United States may, under certain circumstances, potentially be enforceable by action or counterclaim or be recognized by the courts of the United Kingdom as a defense to an action or as conclusive of an issue in that action.

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No Operating History

The Company is a newly-formed entity and does not have any operating history upon which a prospective investor can evaluate its anticipated performance.

Limited Liquidity; In-kind Distributions

An investment in the Company provides only limited liquidity because Members are not able to redeem Interests on a daily basis. In addition, with very limited exceptions, Interests are not transferable, and liquidity will be provided only through repurchase offers made from time to time by the Company. The Adviser expects that it will recommend to the Board of Managers that the Company offer to repurchase Interests from Members four times each year. However, there is no requirement that repurchase offers be made and it is possible that any repurchase offer that is made will be over-subscribed, in which event the Company will purchase only a pro rata portion of the Interest (or portion of an Interest) tendered by each Member. The Company will be dissolved if any Member has submitted a written request to the Company for the repurchase of the Member's entire Interest, in accordance with the terms of the Company Agreement, and that Interest is not repurchased by the Company within two years. A Member may thus not be able to liquidate an investment in the Company for a period of up to two years. An investment in the Company is therefore suitable only for investors who can bear the risks associated with the limited liquidity of Interests, and should be viewed as a long-term investment.

Payment for repurchased Interests may require the Company to liquidate portfolio holdings earlier than the Adviser would otherwise liquidate these holdings, potentially resulting in losses, and may increase the Company's portfolio turnover. The Adviser intends to take measures (subject to such policies as may be established by the Board of Managers) to attempt to avoid or minimize potential losses and turnover resulting from the repurchase of Interests.

The Company expects generally to distribute cash to the holders of Interests that are repurchased. However, there can be no assurance that the Company will have sufficient cash to pay for Interests that are being repurchased or that it will be able to liquidate investments at favorable prices to pay for repurchased Interests. Although the Company does not generally intend to make distributions in kind, under the foregoing circumstances, and in other unusual circumstances where the Board of Managers determines that making a cash payment would result in a material adverse effect on the Company or on Members not tendering Interests for repurchase, Members may receive distributions of marketable securities from the Company's portfolio (valued in accordance with the Company's valuation policies) in connection with the repurchase of Interests by the Company. Any such distributions will be made on the same basis to all Members in connection with any particular repurchase offer. In addition, a distribution may be made partly in cash and partly in kind. Members receiving an in-kind distribution will incur costs, including commissions, in disposing of securities that they receive. (See "Redemptions, Repurchases of Interests and Transfers.")

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Assumption of Business, Terrorism and Catastrophe Risks

The Company may be subject to the risk of loss arising from exposure that it may incur, indirectly, due to the occurrence of various events, including, without limitation, hurricanes, earthquakes, and other natural disasters, terrorism and other catastrophic events. These risks of loss can be substantial and could have a material adverse effect on the Company and Members' investments therein.

Distributions to Members and Payment of Tax Liability

The Company does not intend to make periodic distributions of its net income or gains, if any, to Members. Whether or not distributions are made, Members will be required each year to pay applicable Federal, state and local income taxes on their respective shares of the Company's taxable income, and will have to pay applicable taxes from other sources. The amount and times of any distributions will be determined in the sole discretion of the Board of Managers.

ITEM 18. MANAGEMENT.

The identity of, and brief biographical information regarding, each Manager is set forth below.

INDEPENDENT MANAGERS
Name and Age	Position(s) with the Company and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex* Overseen By Manager	Other Directorships** Held by Manager
George C. Guynn Age: 71	Manager since January 2014	Retired. President (1996 – 2006) and Chief Executive Officer (1995 – 2006), Federal Reserve Bank of Atlanta	N/A	Genuine Parts Company; Oxford Industries; and RidgeWorth mutual funds
John Masterson Age: 54	Manager since January 2014	Retired. Goldman Sachs and Co. (1983 – 2007). Partner Managing Director in Equities Division (2002 – 2007)	N/A	Northern Trust Funds-NT Alpha Strategies Fund and NT Long/Short Fund; Bogota Savings Bank; and Transparent Value Trust
William Vanover Age: 66	Manager since January 2014	Investment counselor with Planning Alternatives, Ltd. (registered investment adviser); prior to January 2012, Chief Investment Officer and Chief Compliance Officer of Planning Alternatives, Ltd.	N/A	Hussman Strategic Growth Fund

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The address of each Independent Manager is c/o Susa Registered Fund, L.L.C., 4400 Computer Drive

Westborough, MA 01581.

* "Fund Complex" means two or more registered investment companies that hold themselves out to investors as related companies for purposes of investment and investor services, or that have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any of the other registered investment companies. There are no other funds in the Fund Complex.

** "Directorships" refer to service as a director/trustee for any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the 1940 Act.

INTERESTED MANAGER* AND OFFICERS
Name and Age	Position(s) with the Company and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex* Overseen By Manager	Other Directorships** Held by Manager
Graeme White Age: 38	Manager and Chief Financial Officer since January 2014	Chief Operating Officer, Susa Fund Management LLP (April 2013 – Present); Chief Operating Officer, Salute Capital UK Ltd. (2009 – 2012)	N/A	None
Reza Amiri Age: 38	Chief Executive Officer since January 2014	Managing Partner and Chief Investment Officer, Susa Fund Management LLP	N/A	N/A

*Manager who is an "interested person," as defined by the 1940 Act, of the Company.

Each Manager was elected to serve as a Manager by the initial Member of the Company.

The Managers serve on the Board for terms of indefinite duration. A Manager's position in that capacity will terminate if the Manager is removed, resigns or is subject to various disabling events such as death, incapacity or bankruptcy. A Manager may resign, subject to giving not less than 90 days' prior written notice to the other Managers, and may be removed either by vote of two-thirds (2/3) of the Managers not subject to the removal vote or by a vote of Members holding not less than two-thirds (2/3) of the total number of votes eligible to be cast by all Members. In the event of any vacancy in the position of a Manager, the remaining Managers may appoint an individual to serve as a Manager, so long as immediately after the appointment at least two-thirds (2/3) of the Managers then serving have been elected by the Members. The Board of Managers may call a meeting of Members to fill any vacancy in the position of a Manager, and must do so within 60 days after any date on which Managers who were elected by the Members cease to constitute a majority of the Managers then serving.

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Additional Information about the Managers

The Managers believe that each Manager's experience, qualifications, attributes or skills on an individual basis and in combination with those of the other Managers lead to the conclusion that the Managers possess the requisite experience, qualifications, attributes and skills to serve on the Board of Managers. Mr. White, the chief operating officer of the Adviser, serves as principal manager of the Board of Managers (the "Principal Manager"). Although he is an Interested Manager, the Board of Managers believes that by having the chief operating officer of the Adviser serve as Principal Manager, it can more effectively conduct the regular business of the Company and that through its regularly-scheduled executive sessions, the Independent Managers have an adequate opportunity to serve as an independent, effective check on management to protect shareholders' interests. Furthermore, the Board of Manager's Audit and Nominating Committees, which are comprised exclusively of Independent Managers, perform critical functions for the Company's governance and operations. Although the Company does not have a "lead" Independent Manager, the Board of Managers believes that adequate independent leadership is present given the relatively small size of the Board of Managers and that each of the Board of Managers' critical committees (Audit and Nominating) is chaired by an Independent Manager.

Although the Board of Managers does not have a formal diversity policy, the Board of Managers endeavors to comprise itself of members with a broad mix of professional backgrounds. Thus, the Nominating Committee and the Board of Managers accords particular weight to the individual professional background of each Manager, as set forth in their biographies included in the table above. In considering each individual for election as Managers, the Nominating Committee and the Board of Managers took into account a variety of factors, including each Manager's professional background and experience. The Independent Managers also considered that Mr. White is not an Independent Manager, but recognized that he is the chief operating officer of the Adviser, and, as such, helps foster the Board of Manager's direct access to information regarding the Adviser, which is the Company's most significant service provider.

Each Independent Manager is paid by the Company an annual retainer of $20,000 and per-meeting fees of $1,250 for attendance at in-person meetings. The Independent Managers are reimbursed by the Company for their reasonable out-of-pocket expenses. The Managers do not receive any pension or retirement benefits from the Company.

The Board of Managers has formed an Audit Committee, comprised of the Independent Managers, the functions of which are: (i) to oversee the Company's accounting and financial reporting policies and practices, its internal controls and, as the Audit Committee may deem necessary or appropriate, the internal controls of certain service providers; (ii) to oversee the quality and objectivity of the Company's financial statements and the independent audit thereof; and (iii) to the extent there are Managers who are not members of the Audit Committee, to act as a liaison between the Company's independent auditors and the Board of Managers. As the Company is newly organized, the Audit Committee did not hold any meetings during the last fiscal year.

The Board of Managers has also formed a Nominating Committee, comprised of the Independent Managers, for the purpose of selecting and nominating persons to serve in the

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capacity of Independent Manager. As the Company is newly organized, the Nominating Committee did not hold any meetings during the last fiscal year. The Nominating Committee does not consider nominees recommended by Members.

The Company has not yet commenced operations. Therefore, none of the Managers own Interests. As of the end of the most recently completed calendar year, no Independent Manager owned equity securities in any registered investment company overseen by that Manager in the same family of investment companies as the Company.

The Board of Managers has delegated responsibility for management of the Company's investments and management of the Company's day-to-day operations to the Adviser.

ITEM 19. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

Following the completion of the private offering of Interests, the Company does not expect that any person or entity will control the Company.

ITEM 20. INVESTMENT ADVISORY AND OTHER SERVICES.

The Adviser serves as the Company's investment adviser, subject to the ultimate supervision of and subject to any policies or procedures established by the Board of Managers, pursuant to the terms of the Investment Advisory Agreement.

The Adviser was incorporated under the laws of England and Wales as a limited liability partnership on August 28, 2008 and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). The Adviser provides investment advisory services to other private investment vehicles and client accounts. The offices of the Adviser are located at 19 Berkeley Street, London W1J 8ED, England and its telephone number is +44-20-7399-0960.

The Adviser and the companies controlling the Adviser may be deemed to "control" the Company, as such term is defined by the 1940 Act.

The Custodian, The Bank of New York Mellon serves as the primary custodian ("Custodian") of the Company's assets, and may maintain custody of the Company's assets with domestic and foreign subcustodians (which may be banks, trust companies, securities depositories and clearing agencies), approved by the Board of Managers in accordance with the requirements set forth in Section 17(f) of the 1940 Act and the rules adopted thereunder. Assets of the Company are not held by the Adviser or commingled with the assets of other accounts other than to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of a custodian. The Custodian's principal business address is One Wall Street, New York, NY 10286.

The Board of Managers has selected Ernst & Young LLP ("E&Y") as the independent registered public accounting firm of the Company. E&Y's principal business address is 5 Times Square, New York, NY 10036.

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ITEM 21. PORTFOLIO MANAGERS

Reza Amiri will be primarily responsible for the day-to-day management of the Company's portfolio.

Other Funds and Accounts Managed

The following tables set forth information about funds and accounts other than the Company for which Mr. Amiri is primarily responsible for the day-to-day portfolio management as of April 1, 2014. Mr. Amiri does not manage any other registered investment company.

Pooled Vehicles Managed		Other Accounts Managed

Number	Total Assets	Number	Total Assets
1	$370 million	1	$20 million

Pooled Vehicles Managed		Other Accounts Managed

Number with Performance-Based Fees	Total Assets with Performance-Based Fees	Total Assets with Performance-Based Fees	Total Assets with Performance-Based Fees
1	$370 million	1	$20 million

Compensation Program

Mr. Amiri is compensated for his service as a portfolio manager through his ownership interest in the Adviser, which he controls.

Potential Material Conflicts of Interest

The Adviser and its affiliates serve as the investment advisers for certain private investment vehicles, as well as other accounts, that may pursue investment strategies similar to those of the Company (the "Other Accounts"). As a general matter, the Adviser (subject to any policies established by the Board of Managers) considers participation by the Company in all appropriate investment opportunities that are under consideration for investment for the Other Accounts. There may be circumstances, however, under which the Adviser or its affiliates cause one or more of the Other Accounts to commit a different percentage (i.e., larger or smaller) of their respective assets than does the Company to a particular investment opportunity. There may

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also be circumstances under which the Adviser or its affiliates consider participation by the Other Accounts in investment opportunities in which the Adviser does not intend to invest on behalf of the Company.

The Adviser evaluates for the Company, and for the Other Accounts, a variety of factors that may be relevant in determining whether, and to what extent, a particular investment opportunity or strategy is appropriate and feasible for the Company or the Other Accounts at a particular time, including, but not limited to, the following: (1) the nature of the investment opportunity taken in the context of the other investments at the time; (2) the liquidity of the investment relative to the needs of the particular entity or account; (3) the availability of the opportunity (i.e., size of obtainable position); (4) the transaction costs involved; and (5) the investment or regulatory limitations applicable to the particular entity or account. Because these considerations may differ for the Company and the Other Accounts in the context of any particular investment opportunity, the investment activities of the Company and the Other Accounts may differ from time to time. In addition, the fees and expenses of the Company may differ from those of the Other Accounts. Accordingly, the investment performance of the Company and the Other Accounts may vary.

Although the Company's investment program may be substantially similar to those of the Other Accounts, the portfolios of the Company and the Other Accounts may differ as a result of subscriptions and withdrawals being made at different times and in different amounts, as well as because of different tax and regulatory considerations. Such differences and other factors will result in variances between the returns of the Company and the Other Accounts.

From time to time the availability of particular securities of an issuer is limited. The allocations of a "limited availability" security are made on as equitable a basis as possible by the Adviser. For example, if a "limited availability" security is an appropriate investment for the Company and the Other Accounts, then, so as to treat all accounts equitably, the Adviser may, for example, allocate the full amount purchased to the Company and a particular Other Account and, the next time a "limited availability" security is purchased, allocate the full amount to different Other Accounts.

When the Adviser determines that it would be appropriate for the Company and one or more Other Accounts to participate in an investment opportunity at the same time, it will aggregate, place and allocate orders on a basis that the Adviser believes to be fair and equitable, consistent with their responsibilities under the Advisers Act and the 1940 Act. Decisions in this regard are necessarily subjective and there is no requirement that the Company participate, or participate to the same extent as the Other Accounts in all trades. However, no participating entity or account will receive preferential treatment over any other and the Adviser will take steps to ensure that no participating entity or account (including the Company) is systematically disadvantaged by the aggregation, placement and allocation of orders.

Situations may occur, however, where the Company could be disadvantaged because of the investment activities of the Other Accounts. These situations may be based on, among other things, the following: (1) legal restrictions on the combined size of positions that may be taken for the Company and the Other Accounts that limit the size of the Company's position; (2) the

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difficulty of liquidating an investment for the Company and the Other Accounts; and (3) the determination that a particular investment is warranted only if hedged with an option or other instrument and there is a limited availability of these options or other instruments. In particular, the Company may be legally restricted from entering into a "joint transaction" (as defined in the 1940 Act) with the Other Accounts with respect to the securities of an issuer without first obtaining an order from the SEC permitting the transaction. (See "Conflicts of Interest – Other Matters.")

Fund Ownership

As of the date of this Registration Statement, Mr. Amiri does not own Interests.

ITEM 22. BROKERAGE ALLOCATION AND OTHER PRACTICES.

The Adviser is responsible for placing orders for the execution of the Company's portfolio transactions and the allocation of brokerage. Transactions on U.S. stock exchanges and on some foreign stock exchanges involve the payment of negotiated brokerage commissions. On many foreign stock exchanges, commissions are fixed. No stated commission is generally applicable to securities traded in over-the-counter markets, but the prices of those securities include undisclosed commissions or mark-ups.

In selecting brokers and dealers to effect transactions on behalf of the Company, the Adviser seeks to obtain the best execution, taking into account factors such as price, cost, speed, size and nature of transaction, difficulty of execution and operational facilities of a brokerage firm, as well as any other relevant considerations tailored to the requirements of the Company, order types, financial instruments and markets. Although the Adviser generally seeks reasonably competitive commission rates, the Company does not necessarily pay the lowest commission available on each transaction. The Company has no obligation to deal with any broker or group of brokers in executing transactions in portfolio securities.

Consistent with the principle of seeking best price and execution, the Adviser may place orders with brokers that provide the Adviser or its affiliates supplemental research, market and statistical information, including advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. The expenses of the Adviser are not necessarily reduced as a result of the receipt of this supplemental information, which may be useful to the Adviser or its affiliates in providing services to clients other than the Company. In addition, not all of the supplemental information is used by the Adviser in connection with the Company. Conversely, the information provided by brokers and dealers through which other clients of the Adviser or its affiliates effect securities transactions may be useful to the Adviser in providing services to the Company.

It is expected that the Company will actively and frequently trade securities and other investments in its portfolio and generally will have a high rate of portfolio turnover. Higher portfolio turnover rates usually generate additional brokerage commissions and expenses

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and the short term gains realized from these transactions are taxable to the Members as ordinary income.

ITEM 23. TAX STATUS.

Tax Elections; Returns; Tax Audits. The Code generally provides for optional adjustments to the basis of partnership property upon distributions of partnership property to a partner and transfers of partnership interests (including by reason of death) provided that a partnership election has been made pursuant to Section 754. Under the Company Agreement, at the request of a Member, the Board of Managers, in its sole discretion, may cause the Company to make such an election. Any such election, once made, cannot be revoked without the Service's consent. As a result of the complexity and added expense of the tax accounting required to implement such an election, the Board of Managers presently does not intend to make such election.

The Board of Managers decides how to report the partnership items on the Company's tax returns. In certain cases, the Company may be required to file a statement with the Service disclosing one or more positions taken on its tax return, generally where the tax law is uncertain or a position lacks clear authority. All Members are required under the Code to treat the partnership items consistently on their own returns, unless they file a statement with the Service disclosing the inconsistency. Given the uncertainty and complexity of the tax laws, it is possible that the Service may not agree with the manner in which the Company's items have been reported. In the event the income tax returns of the Company are audited by the Service, the tax treatment of the Company's income and deductions generally is determined at the limited liability company level in a single proceeding rather than by individual audits of the Members. A Member designated by the Board of Managers as the "Tax Matters Partner," has considerable authority to make decisions affecting the tax treatment and procedural rights of all Members. In addition, the Tax Matters Partner has the authority to bind certain Members to settlement agreements and the right on behalf of all Members to extend the statute of limitations relating to the Members' tax liabilities with respect to Company items.

Mandatory Basis Adjustments. The Company is generally required to adjust its tax basis in its assets in respect of all Members in cases of partnership distributions that result in a "substantial basis reduction" (i.e., in excess of $250,000) in respect of the Company's property. The Company is also required to adjust its tax basis in its assets in respect of a transferee, in the case of a sale or exchange of an interest, or a transfer upon death, when there exists a "substantial built-in loss" (i.e., in excess of $250,000) in respect of Company property immediately after the transfer. For this reason, the Company will require (i) a Member who receives a distribution from the Company in connection with a complete withdrawal, (ii) a transferee of an Interest (including a transferee in case of death) and (iii) any other Member in appropriate circumstances to provide the Company with information regarding its adjusted tax basis in its Interest.

Tax Consequences to a Withdrawing Member

A Member receiving a cash liquidating distribution from the Company, in connection with a complete withdrawal from the Company, generally will recognize capital gain or loss to the extent of the difference between the proceeds received by such Member and such

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Member's adjusted tax basis in its Interest. Such capital gain or loss will be short-term, long-term or some combination of both, depending upon the timing of the Member's contributions to the Company. However, a withdrawing Member will recognize ordinary income to the extent such Member's allocable share of the Company's "unrealized receivables" exceeds the Member's basis in such unrealized receivables (as determined pursuant to the Regulations). For these purposes, accrued but untaxed market discount, if any, on securities held by the Company will be treated as an unrealized receivable, with respect to which a withdrawing Member would recognize ordinary income. A Member receiving a cash nonliquidating distribution will recognize income in a similar manner only to the extent that the amount of the distribution exceeds such Member's adjusted tax basis in its Interest.

As discussed above, the Company Agreement provides that the Board of Managers may specially allocate items of Company ordinary income and/or capital gain (including short-term capital gain) and deductions, ordinary loss and/or capital loss (including long-term capital loss) to a withdrawing Member or the Special Advisory Member to the extent its capital account would otherwise exceed or be less than, as the case may be, its adjusted tax basis in its Interest. Such a special allocation of income or gain may result in the withdrawing Member recognizing ordinary income and/or capital gain, which may include short-term capital gain, in the Member's last taxable year in the Company, thereby reducing the amount of long-term capital gain recognized during the tax year in which it receives its liquidating distribution upon withdrawal. Such a special allocation of deduction or loss may result in the withdrawing Member recognizing ordinary loss and/or capital loss, which may include long-term capital loss, in the Member's last taxable year in the Company, thereby reducing the amount of short-term capital loss recognized during the tax year in which it receives its liquidating distribution upon withdrawal.

Distributions of Property. A partner's receipt of a distribution of property from a partnership is generally not taxable. However, under Section 731 of the Code, a distribution consisting of marketable securities generally is treated as a distribution of cash (rather than property) unless the distributing partnership is an "investment partnership" within the meaning of Section 731(c)(3)(C)(i) and the recipient is an "eligible partner" within the meaning of Section 731(c)(3)(C)(iii). The Company will determine at the appropriate time whether it qualifies as an "investment partnership." Assuming it so qualifies, if a Member is an "eligible partner," which term should include a Member whose contributions to the Company consisted solely of cash, the rule treating a distribution of property as a distribution of cash would not apply.

Tax Treatment of Company Investments

Classification of the Company. The Company will receive an opinion of Schulte Roth & Zabel LLP, counsel to the Company, that under the provisions of the Code and the Regulations, as in effect on the date of the opinion, as well as under the relevant authority interpreting the Code and the Regulations, and based upon certain representations of the Board of Managers, the Company will be classified as a partnership for Federal tax purposes and not as an association taxable as a corporation.

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Under Section 7704 of the Code, "publicly traded partnerships" are generally treated as corporations for Federal tax purposes. A publicly traded partnership is any partnership the interests in which are traded on an established securities market or which are readily tradable on a secondary market (or the substantial equivalent thereof). Interests in the Company will not be traded on an established securities market. Regulations concerning the classification of partnerships as publicly traded partnerships (the "Section 7704 Regulations") provide certain safe harbors under which interests in a partnership will not be considered readily tradable on a secondary market (or the substantial equivalent thereof). The Company may not be eligible for any of those safe harbors. In particular, it will not qualify under the private placement safe harbor set forth in the Section 7704 Regulations if the Company has more than 100 Members.

The Section 7704 Regulations specifically provide that the fact that a partnership does not qualify for the safe harbors is disregarded for purposes of determining whether interests in a partnership are readily tradable on a secondary market (or the substantial equivalent thereof). Rather, in this event the partnership's status is examined under a general facts and circumstances test. Schulte Roth & Zabel LLP also will render its opinion that, under this "facts and circumstances" test, and based upon the anticipated operations of the Company as well as the legislative history to Section 7704, the text of the Section 7704 Regulations and certain representations of the Board of Managers, the Interests in the Company will not be readily tradable on a secondary market (or the substantial equivalent thereof) and, therefore, that the Company will not be treated as a publicly traded partnership taxable as a corporation.

Neither of the opinions of counsel described above, however, is binding on the Service or the courts. If it were determined that the Company should be treated as an association or a publicly traded partnership taxable as a corporation for Federal tax purposes (as a result of a successful challenge to such opinions by the Service, changes in the Code, the Regulations or judicial interpretations thereof, a material adverse change in facts or otherwise), the taxable income of the Company would be subject to corporate income tax when recognized by the Company; distributions of such income, other than in certain redemptions of Interests, would be treated as dividend income when received by the Members to the extent of the current or accumulated earnings and profits of the Company; and Members would not be entitled to report profits or losses realized by the Company.

As a partnership, the Company is not itself subject to Federal income tax. The Company files an annual partnership information return with the Service which reports the results of operations. Each Member is required to report separately on its income tax return its distributive share of the Company's net long-term capital gain or loss, net short-term capital gain or loss and all other items of ordinary income or loss. Each Member is taxed on its distributive share of the Company's taxable income and gain regardless of whether it has received or will receive a distribution from the Company.

Section 1256 Contracts. In the case of Section 1256 Contracts, the Code generally applies a "mark-to-market" system of taxing unrealized gains and losses on such contracts and otherwise provides for special rules of taxation. A Section 1256 Contract includes certain regulated futures contracts and certain other contracts. Under these rules, Section 1256 Contracts held by the Company at the end of each taxable year of the Company are treated for

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Federal income tax purposes as if they were sold by the Company for their fair market value on the last business day of such taxable year. The net gain or loss, if any, resulting from such deemed sales (known as "marking to market"), together with any gain or loss resulting from actual sales of Section 1256 Contracts, must be taken into account by the Company in computing its taxable income for such year. If a Section 1256 Contract held by the Company at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on such sale will be adjusted to reflect the gain or loss previously taken into account under the "mark-to-market" rules.

With certain exceptions, capital gains and losses from such Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% thereof and as long-term capital gains or losses to the extent of 60% thereof. If an individual taxpayer incurs a net capital loss for a year, the portion thereof, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. Losses so carried back may be deducted only against net capital gain to the extent that such gain includes gains on Section 1256 Contracts. A Section 1256 Contract does not include any "securities futures contract" or any option on such a contract, other than a "dealer securities futures contract" (See "Certain Securities Futures Contracts").

Certain Securities Futures Contracts. Generally, a securities futures contract is a contract of sale for future delivery of a single security or a narrow-based security index. Any gain or loss from the sale or exchange of a securities futures contract (other than a "dealer securities futures contract") is treated as gain or loss from the sale or exchange of property that has the same character as the property to which the contract relates has (or would have) in the hands of the taxpayer. If the underlying security would be a capital asset in the taxpayer's hands, then gain or loss from the sale or exchange of the securities futures contract would be capital gain or loss. Capital gain or loss from the sale or exchange of a securities futures contract to sell property (i.e., the short side of a securities futures contract) generally will be short-term capital gain or loss.

A "dealer securities futures contract" is treated as a Section 1256 Contract. A "dealer securities futures contract" is a securities futures contract, or an option to enter into such a contract, that (1) is entered into by a dealer (or, in the case of an option, is purchased or granted by the dealer) in the normal course of its trade or business activity of dealing in the contracts and (2) is traded on a qualified board of trade or exchange.

Mixed Straddle Election. The Code allows a taxpayer to elect to offset gains and losses from positions which are part of a "mixed straddle." A "mixed straddle" is any straddle in which one or more but not all positions are Section 1256 Contracts. Pursuant to Temporary Regulations, the Company may be eligible to elect to establish one or more mixed straddle accounts for certain of its mixed straddle trading positions. The mixed straddle account rules require a daily "marking to market" of all open positions in the account and a daily netting of gains and losses from positions in the account. At the end of a taxable year, the annual net gains or losses from the mixed straddle account are recognized for tax purposes. The application of the Temporary Regulations' mixed straddle account rules is not entirely clear. Therefore, there is

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no assurance that a mixed straddle account election by the Company will be accepted by the Service.

Possible "Mark-to-Market" Election. To the extent that the Company is directly engaged in a trade or business as a trader in "securities," it may elect under Section 475 of the Code to "mark-to-market" the securities held in connection with such trade or business. Under such election, securities held by the Company at the end of each taxable year generally will be treated as if they were sold by the Company for their fair market value on the last day of such taxable year, and gains or losses recognized thereon (with certain exceptions) will be treated as ordinary income or loss. Moreover, even if the Company determines that its securities activities will constitute trading rather than investing, there can be no assurance that the Service will agree, in which case the Company may not be able to mark-to-market its positions.

Short Sales. Gain or loss from a short sale of property is generally considered as capital gain or loss to the extent the property used to close the short sale constitutes a capital asset in the Company's hands. Except with respect to certain situations where the property used to close a short sale has a long-term holding period on the date the short sale is entered into, gains on short sales generally are short-term capital gains. A loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, "substantially identical property" has been held by the Company for more than one year. In addition, these rules may also terminate the running of the holding period of "substantially identical property" held by the Company.

Gain or loss on a short sale will generally not be realized until such time that the short sale is closed. However, if the Company holds a short sale position with respect to stock, certain debt obligations or partnership interests that has appreciated in value and then acquires property that is the same as or substantially identical to the property sold short, the Company generally will recognize gain on the date it acquires such property as if the short sale were closed on such date with such property. Similarly, if the Company holds an appreciated financial position with respect to stock, certain debt obligations or partnership interests and then enters into a short sale with respect to the same or substantially identical property, the Company generally will recognize gain as if the appreciated financial position were sold at its fair market value on the date it enters into the short sale. The subsequent holding period for any appreciated financial position that is subject to these constructive sale rules will be determined as if such position were acquired on the date of the constructive sale.

Effect of Straddle Rules on Members' Securities Positions. The Service may treat certain positions in securities held (directly or indirectly) by a Member and its indirect interest in similar securities held by the Company as "straddles" for Federal income tax purposes. Investors should consult their tax advisors regarding the application of the "straddle" rules to their investment in the Company.

Limitation on Deductibility of Interest and Short Sale Expenses. For noncorporate taxpayers, Section 163(d) of the Code limits the deduction for "investment interest" (i.e., interest or short sale expenses for "indebtedness properly allocable to property held for investment"). Investment interest is not deductible in the current year to the extent that it exceeds the taxpayer's "net investment income," consisting of net gain and ordinary income

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derived from investments in the current year less certain directly connected expenses (other than interest or short sale expenses). For this purpose, Qualified Dividends and long-term capital gains are excluded from net investment income unless the taxpayer elects to pay tax on such amounts at ordinary income tax rates.

For purposes of this provision, the Company's activities will be treated as giving rise to investment income for a Member, and the investment interest limitation would apply to a noncorporate Member's share of the interest and short sale expenses attributable to the Company's operation. In such case, a noncorporate Member would be denied a deduction for all or part of that portion of its distributive share of the Company's ordinary losses attributable to interest and short sale expenses unless it had sufficient investment income from all sources including the Company. A Member that could not deduct losses currently as a result of the application of Section 163(d) would be entitled to carry forward such losses to future years, subject to the same limitation. The investment interest limitation would also apply to interest paid by a noncorporate Member on money borrowed to finance its investment in the Company. Potential investors are advised to consult with their own tax advisors with respect to the application of the investment interest limitation in their particular tax situations.

Deductibility of Company Investment Expenditures and Certain Other Expenditures. Investment expenses (e.g., investment advisory fees) of an individual, trust or estate are deductible only to the extent they exceed 2% of adjusted gross income. In addition, the Code further restricts the ability of an individual with an adjusted gross income in excess of a specified amount[1] to deduct such investment expenses. Under such provision, there is a limitation on the deductibility of investment expenses in excess of 2% of adjusted gross income to the extent such excess expenses (along with certain other itemized deductions) exceed the lesser of (i) 3% of the excess of the individual's adjusted gross income over the specified amount or (ii) 80% of the amount of certain itemized deductions otherwise allowable for the taxable year. Moreover, such investment expenses are miscellaneous itemized deductions which are not deductible by a noncorporate taxpayer in calculating its alternative minimum tax liability.

It is unclear whether all or a portion of the Company's operations will qualify as trading -- rather than investment -- activities, the expenses for which would not be treated as investment expenses. Therefore, pursuant to Temporary Regulations issued by the Treasury Department, these limitations on deductibility may apply to a noncorporate Member's share of certain expenses of the Company, including the Management Fee, the fee paid to an administrator and payments made on certain derivative instruments.

The consequences of these limitations will vary depending upon the particular tax situation of each taxpayer. Accordingly, noncorporate Members should consult their tax advisors with respect to the application of these limitations.

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1  The specified amount for taxable years beginning during 2014 is $305,050 for married individuals filing jointly, $152,525 for married individuals filing separately, $279,650 for heads of households and $254,200 for other individuals.

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The Company may elect to deduct organizational expenses for tax purposes over a fixed period of 180 months.

A Member will not be allowed to deduct syndication expenses, including placement fees, paid by such Member or the Company. Any such amounts will be included in the Member's adjusted tax basis for its Interest.

Application of Rules for Income and Losses from Passive Activities. The Code restricts the deductibility of losses from a "passive activity" against certain income which is not derived from a passive activity. This restriction applies to individuals, personal service corporations and certain closely held corporations. Pursuant to Temporary Regulations issued by the Treasury Department, income or loss from the Company's investment and trading activity generally will not constitute income or loss from a passive activity. Therefore, passive losses from other sources generally could not be deducted against a Member's share of such income and gain from the Company. Income or loss attributable to certain activities of the Company, including investments in partnerships engaged in certain trades or businesses may constitute passive activity income or loss.

Application of Basis and "At Risk" Limitations on Deductions. The amount of any loss of the Company that a Member is entitled to include in its income tax return is limited to its adjusted tax basis in its Interest as of the end of the Company's taxable year in which such loss occurred. Generally, a Member's adjusted tax basis for its Interest is equal to the amount paid for such Interest, increased by the sum of (i) its share of the Company's liabilities, as determined for Federal income tax purposes, and (ii) its distributive share of the Company's realized income and gains, and decreased (but not below zero) by the sum of (i) distributions (including decreases in its share of Company liabilities) made by the Company to such Member and (ii) such Member's distributive share of the Company's realized losses and expenses.

Similarly, a Member that is subject to the "at risk" limitations (generally, noncorporate taxpayers and closely held corporations) may not deduct losses of the Company to the extent that they exceed the amount such Member has "at risk" with respect to its Interest at the end of the year. The amount that a Member has "at risk" will generally be the same as its adjusted basis as described above, except that it will generally not include any amount attributable to liabilities of the Company or any amount borrowed by the Member on a non-recourse basis.

Losses denied under the basis or "at risk" limitations are suspended and may be carried forward in subsequent taxable years, subject to these and other applicable limitations.

"Phantom Income" From Company Investments. Pursuant to various "anti-deferral" provisions of the Code (the "Subpart F" and "passive foreign investment company" provisions), investments (if any) by the Company in certain foreign corporations may cause a Member to (i) recognize taxable income prior to the Company's receipt of distributable proceeds, (ii) pay an interest charge on receipts that are deemed as having been deferred or (iii) recognize ordinary income that, but for the "anti-deferral" provisions, would have been treated as long-term or short-term capital gain.

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Foreign Taxes

It is possible that certain dividends and interest received by the Company from sources within foreign countries will be subject to withholding taxes imposed by such countries. In addition, the Company may also be subject to capital gains taxes in some of the foreign countries where it purchases and sells securities. Tax treaties between certain countries and the United States may reduce or eliminate such taxes. It is impossible to predict in advance the rate of foreign tax the Company will pay since the amount of the Company's assets to be invested in various countries is not known.

The Members will be informed by the Company as to their proportionate share of the foreign taxes paid by the Company which they will be required to include in their income. The Members generally will be entitled to claim either a credit (subject to the limitations discussed below and provided that, in the case of dividends, the foreign stock is held for the requisite holding period) or, if they itemize their deductions, a deduction (subject to the limitations generally applicable to deductions) for their share of such foreign taxes in computing their Federal income taxes. A Member that is tax-exempt will not ordinarily benefit from such credit or deduction.

Generally, a credit for foreign taxes is subject to the limitation that it may not exceed the Member's Federal tax (before the credit) attributable to its total foreign source taxable income. A Member's share of the Company's dividends and interest from non-U.S. securities generally will qualify as foreign source income. Generally, the source of gain and loss realized upon the sale of personal property, such as securities, will be based on the residence of the seller. In the case of a partnership, the determining factor is the residence of the partner. Thus, absent a tax treaty to the contrary, the gains and losses from the sale of securities allocable to a Member that is a U.S. resident generally will be treated as derived from U.S. sources (even though the securities are sold in foreign countries). For purposes of the foreign tax credit limitation calculation, investors entitled to the reduced tax rates on Qualified Dividends and long-term capital gains described above (see "Tax Treatment of Company Investments – In General"), must adjust their foreign tax credit limitation calculation to take into account the preferential tax rate on such income to the extent it is derived from foreign sources. Certain currency fluctuation gains, including fluctuation gains from foreign currency denominated debt securities, receivables and payables, will also be treated as ordinary income derived from U.S. sources.

The limitation on the foreign tax credit generally is applied separately to foreign source passive income, such as dividends and interest. In addition, for foreign tax credit limitation purposes, the amount of a Member's foreign source income is reduced by various deductions that are allocated and/or apportioned to such foreign source income. One such deduction is interest expense, a portion of which will generally reduce the foreign source income of any Member who owns (directly or indirectly) foreign assets. For these purposes, foreign assets owned by the Company will be treated as owned by the investors in the Company and indebtedness incurred by the Company will be treated as incurred by investors in the Company.

Because of these limitations, Members may be unable to claim a credit for the full amount of their proportionate share of the foreign taxes paid by the Company. In addition, a

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foreign tax credit may not be available to offset the Medicare tax on NII. The foregoing is only a general description of the foreign tax credit under current law. Moreover, since the availability of a credit or deduction depends on the particular circumstances of each Member, Members are advised to consult their own tax advisors.

Unrelated Business Taxable Income

Generally, an exempt organization is exempt from Federal income tax on its passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership in which it is a partner.[2] This type of income is exempt even if it is realized from securities trading activity which constitutes a trade or business.

This general exemption from tax does not apply to the "unrelated business taxable income" ("UBTI") of an exempt organization. Generally, except as noted above with respect to certain categories of exempt trading activity, UBTI includes income or gain derived (either directly or through partnerships) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization's exempt purpose or function. UBTI also includes "unrelated debt-financed income," which generally consists of (i) income derived by an exempt organization (directly or through a partnership) from income-producing property with respect to which there is "acquisition indebtedness" at any time during the taxable year, and (ii) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is "acquisition indebtedness" at any time during the twelve-month period ending with the date of such disposition. With respect to its investments in partnerships engaged in a trade or business, the Company's income (or loss) from these investments may constitute UBTI.

The Company may incur "acquisition indebtedness" with respect to certain of its transactions, such as the purchase of securities on margin. Based upon a published ruling issued by the Service which generally holds that income and gain with respect to short sales of publicly traded stock does not constitute income from debt financed property for purposes of computing UBTI, the Company will treat its short sales of securities as not involving "acquisition indebtedness" and therefore not resulting in UBTI.[3] To the extent the

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2  With certain exceptions, tax-exempt organizations which are; The rate of the excise tax for any taxable year may be reduced to 1% if the private foundation meets certain distribution requirements for the taxable year. A private foundation will be required to make payments of estimated tax with respect to this excise tax.

3  Moreover, income realized from option writing and futures contract transactions generally would not constitute UBTI.

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Company recognizes income (i.e., dividends and interest) from securities with respect to which there is "acquisition indebtedness" during a taxable year, the percentage of such income which will be treated as UBTI generally will be based on the percentage which the "average acquisition indebtedness" incurred with respect to such securities is of the "average amount of the adjusted basis" of such securities during the taxable year

To the extent the Company recognizes gain from securities with respect to which there is "acquisition indebtedness" at any time during the twelve-month period ending with the date of their disposition, the percentage of such gain which will be treated as UBTI will be based on the percentage which the highest amount of such "acquisition indebtedness" is of the "average amount of the adjusted basis" of such securities during the taxable year. In determining the unrelated debt-financed income of the Company, an allocable portion of deductions directly connected with the Company's debt-financed property is taken into account. Thus, for instance, a percentage of losses from debt-financed securities (based on the debt/basis percentage calculation described above) would offset gains treated as UBTI.

Since the calculation of the Company's "unrelated debt-financed income" is complex and will depend in large part on the amount of leverage used by the Company from time to time,[4] it is impossible to predict what percentage of the Company's income and gains will be treated as UBTI for a Member which is an exempt organization. An exempt organization's share of the income or gains of the Company which is treated as UBTI may not be offset by losses of the exempt organization either from the Company or otherwise, unless such losses are treated as attributable to an unrelated trade or business (e.g., losses from securities for which there is acquisition indebtedness).

To the extent that the Company generates UBTI, the applicable Federal tax rate for such a Member generally would be either the corporate or trust tax rate depending upon the nature of the particular exempt organization. An exempt organization may be required to support, to the satisfaction of the Service, the method used to calculate its UBTI. The Company will be required to report to a Member which is an exempt organization information as to the portion of its income and gains from the Company for each year which will be treated as UBTI. The calculation of such amount with respect to transactions entered into by the Company is highly complex, and there is no assurance that the Company's calculation of UBTI will be accepted by the Service.

In general, if UBTI is allocated to an exempt organization such as a qualified retirement plan or a private foundation, the portion of the Company's income and gains which is not treated as UBTI will continue to be exempt from tax, as will the organization's income and gains from other investments which are not treated as UBTI. Therefore, the possibility of realizing UBTI from its investment in the Company generally should not

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4  The calculation of a particular exempt organization's UBTI would also be affected if it incurs indebtedness to finance its investment in the Company. An exempt organization is required to make estimated tax payments with respect to its UBTI.

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affect the tax-exempt status of such an exempt organization.[5] In addition, a charitable remainder trust will be subject to a 100% excise tax on any UBTI under Section 664(c) of the Code. A title-holding company will not be exempt from tax if it has certain types of UBTI. Moreover, the charitable contribution deduction for a trust under Section 642(c) of the Code may be limited for any year in which the trust has UBTI. A prospective investor should consult its tax advisor with respect to the tax consequences of receiving UBTI from the Company. (See "ERISA Considerations.")

Certain Issues Pertaining to Specific Exempt Organizations

Private Foundations. Private foundations and their managers are subject to excise taxes if they invest "any amount in such a manner as to jeopardize the carrying out of any of the foundation's exempt purposes." This rule requires a foundation manager, in making an investment, to exercise "ordinary business care and prudence" under the facts and circumstances prevailing at the time of making the investment, in providing for the short-term and long-term needs of the foundation to carry out its exempt purposes. The factors which a foundation manager may take into account in assessing an investment include the expected rate of return (both income and capital appreciation), the risks of rising and falling price levels, and the need for diversification within the foundation's portfolio.

In order to avoid the imposition of an excise tax, a private foundation may be required to distribute on an annual basis its "distributable amount," which includes, among other things, the private foundation's "minimum investment return," defined as 5% of the excess of the fair market value of its nonfunctionally related assets (assets not used or held for use in carrying out the foundation's exempt purposes), over certain indebtedness incurred by the foundation in connection with such assets. It appears that a foundation's investment in the Company would most probably be classified as a nonfunctionally related asset. A determination that an Interest is a nonfunctionally related asset could conceivably cause cash flow problems for a prospective Member which is a private foundation. Such an organization could be required to make distributions in an amount determined by reference to unrealized appreciation in the value of its Interest. Of course, this factor would create less of a problem to the extent that the value of the investment in the Company is not significant in relation to the value of other assets held by a foundation.

In some instances, an investment in the Company by a private foundation may be prohibited by the "excess business holdings" provisions of the Code. For example, if a private foundation (either directly or together with a "disqualified person") acquires more than 20% of the capital interest or profits interest of the Company, the private foundation may be considered to have "excess business holdings." If this occurs, such foundation may be required to divest itself of its Interest in order to avoid the imposition of an excise tax. However, the excise tax will not apply if at least 95% of the gross income from the Company is "passive" within the applicable provisions of the Code and Regulations. There can be no assurance that the Company will meet such 95% gross income test.

A substantial percentage of investments of certain "private operating foundations" may be restricted to assets directly devoted to their tax-exempt purposes. Otherwise, generally, rules similar to those discussed above govern their operations.

Qualified Retirement Plans. Employee benefit plans subject to the provisions of ERISA, Individual Retirement Accounts and Keogh Plans should consult their counsel as to the implications of such an investment under ERISA and the Code. (See "ERISA Considerations.")

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5  Certain exempt organizations which realize UBTI in a taxable year will not constitute "qualified organizations" for purposes of Section 514(c)(9)(B)(vi)(I) of the Code, pursuant to which, in limited circumstances, income from certain real estate partnerships in which such organizations invest might be treated as exempt from UBTI. A prospective tax-exempt Member should consult its tax adviser in this regard.

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Endowment Funds. Investment managers of endowment funds should consider whether the acquisition of an Interest is legally permissible. This is not a matter of Federal law, but is determined under state statutes. It should be noted, however, that under the Uniform Management of Institutional Funds Act, which has been adopted, in various forms, by a large number of states, participation in investment partnerships or similar organizations in which funds are commingled and investment determinations are made by persons other than the governing board of the endowment fund is allowed.

Excise Tax on Certain Reportable Transactions

A tax-exempt entity (including a state or local government or its political subdivision) may be subject to an excise tax equal to the greater of (i) one hundred percent (100%) of the net income or (ii) seventy five percent (75%) of the proceeds, attributable to certain "reportable transactions", including "listed transactions", in which it participates. Under Regulations, these rules should not apply to a tax-exempt investor's Interest if such investor's tax-exempt status does not facilitate the Company's participation, if any, in such transactions, unless otherwise provided in future guidance. Tax-exempt investors should discuss with their own advisors the applicability of these rules to their investment in the Company. (See "Tax Shelter Reporting Requirements" below.)

Certain Reporting Obligations

Certain U.S. persons ("potential filers") that own (directly or indirectly) more than 50% of the capital or profits of the Company may be required to file Form TD F 90-22.1 (an "FBAR") with respect to the Company's investments in foreign financial accounts. Failure to file a required FBAR may result in civil and criminal penalties. Potential filers should consult with their own advisors as to whether they are obligated to file an FBAR with respect to an investment in the Company.

Tax Shelter Reporting Requirements

The Regulations require the Company to complete and file Form 8886 ("Reportable Transaction Disclosure Statement") with its tax return for any taxable year in which the Company participates in a "reportable transaction." Additionally, each Member treated as participating in a reportable transaction of the Company is generally required to file Form 8886 with its tax return (or, in certain cases, within 60 days of the return's due date). If the Service designates a transaction as a reportable transaction after the filing of a taxpayer's tax return for the year in which the Company or a Member participated in the transaction, the Company and/or such Member may have to file Form 8886 with respect to that transaction within 90 days after the Service makes the designation. The Company and any such Member, respectively, must also submit a copy of the completed form with the Service's Office of Tax Shelter Analysis. The Company intends to notify the Members that it believes (based on information available to the Company) are required to report a transaction of the Company, and intends to provide such Members with any available information needed to complete and submit Form 8886 with respect to the Company's transactions. In certain situations, there may also be a requirement that a list be maintained of persons participating in such reportable transactions, which could be made available to the Service at its request.

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A Member's recognition of a loss upon its disposition of an interest in the Company could also constitute a "reportable transaction" for such Member requiring such Member to file Form 8886.

A significant penalty is imposed on taxpayers who participate in a "reportable transaction" and fail to make the required disclosure. The maximum penalty is $10,000 for natural persons and $50,000 for other persons (increased to $100,000 and $200,000, respectively, if the reportable transaction is a "listed" transaction). Investors should consult with their own advisors concerning the application of these reporting obligations to their specific situations.

State and Local Taxation

In addition to the Federal income tax consequences described above, prospective investors should consider potential state and local tax consequences of an investment in the Company. State and local tax laws differ in the treatment of limited liability companies such as the Company. A few jurisdictions may impose entity level taxes on a limited liability company if it is found to have sufficient contact with that jurisdiction. Such taxes are frequently based on the income and capital of the entity that is allocated to the jurisdiction. Although there can be no assurance, the Company intends to conduct its activities so that it will not be subject to entity level taxation by any state or local jurisdiction.

State and local laws often differ from Federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Member's distributive share of the taxable income or loss of the Company generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which it is a resident.  A partnership in which the Company acquires an interest may conduct business in a jurisdiction which will subject to tax a Member's share of the partnership's income from that business and may cause Members to file tax returns in those jurisdictions. Prospective investors should consult their tax advisors with respect to the availability of a credit for such tax in the jurisdiction in which that Member is a resident.

The tax laws of various states and localities limit or eliminate the deductibility of itemized deductions for certain taxpayers. These limitations may apply to a Member's share of some or all of the Company's expenses, including interest expense, to the extent that the expenses are not considered to be trade or business expenses in the applicable jurisdiction. Prospective investors are urged to consult their tax advisors with respect to the impact of these provisions on the deductibility of certain itemized deductions, including interest expense, on their tax liabilities in the jurisdictions in which they are resident.

One or more states may impose reporting requirements on the Company and/or its Members in a manner similar to that described above in "Tax Shelter Reporting Requirements." Investors should consult with their own advisors as to the applicability of such rules in jurisdictions which may require or impose a filing requirement.

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ITEM 24. FINANCIAL STATEMENTS.

The Company will issue a complete set of financial statements on an annual basis prepared in accordance with generally accepted accounting principles.

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PART C- OTHER INFORMATION

ITEM 25. FINANCIAL STATEMENTS AND EXHIBITS

1. Financial Statements:

As the Registrant has only recently commenced operations, financial statements have been omitted.

2.	Exhibits:

(a) (1) Certificate of Formation*

(a) (2) Limited Liability Company Agreement**

(b)   Not Applicable

(c)    Not Applicable

(d)   See Item 25(2)(a)(2)

(e)    Not Applicable

(f)    Not Applicable

(g)   Investment Advisory Agreement**

(h)   Not Applicable

(i)     Not Applicable

(j)     (1) Form of Custodian Services Agreement**

(j) (2) Form of Foreign Custody Manager Agreement**

(k)   (1) Form of Administration and Accounting Services Agreement**

(k) (2) Placement Agent Agreement**

(l)     Not Applicable

(m) Not Applicable

(n)   Not Applicable

(o)   Not Applicable

(p)   Not Applicable

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(q)   Not Applicable

(r)     (1) Code of Ethics of Registrant**

(r) (2) Code of Ethics of Adviser**

* Filed previously with the Company's Registration Statement on Form N-2 filed on December 24, 2013.

**Filed herewith.

ITEM 26. MARKETING ARRANGEMENTS

Not Applicable.

ITEM 27. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

All figures are estimates:

Accounting fees and expenses	$0.00
Legal fees and expenses	$160,000
Printing and offering expenses	$20,000
Miscellaneous	$0.00

Total	$180,000

ITEM 28. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL

After completion of the private offering of Interests, the Registrant expects that no person will be directly or indirectly under common control with the Registrant.

ITEM 29. NUMBER OF HOLDERS OF SECURITIES

As of March 1, 2014, the number of record holders of each class of securities of the Registrant is shown below:

Title of Class	Number of Record Holders
Limited Liability Company Interests	1

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ITEM 30. INDEMNIFICATION

Reference is made to Section 3.8 of Registrant's LLC Agreement. Registrant hereby undertakes that it will apply the indemnification provision of the LLC Agreement in a manner consistent with Release 40-11330 of the Commission under the 1940 Act, so long as the interpretation therein of Sections 17(h) and 17(i) of such Act remains in effect.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to managers, officers and controlling persons of Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a Manager, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such Manager, officer or controlling person, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 31. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

Information as to the members and officers of Susa Fund Management LLP is included in its Form ADV as filed with the Commission (File No. 801-166880), and is incorporated herein by reference.

ITEM 32. LOCATION OF ACCOUNTS AND RECORDS

BNY Mellon Investor Servicing (US) Inc. maintains certain required accounting related and financial books and records of the Registrant at Bellevue Corporate Center, 301 Bellevue Parkway, Wilmington, DE 19809. The other required books and records are maintained by the Adviser at 19 Berkeley Street, London W1J 8ED, United Kingdom.

ITEM 33. MANAGEMENT SERVICES

Not applicable.

ITEM 34. UNDERTAKINGS

Not Applicable.

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Pursuant to the requirements of the 1940 Act, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and the State of New York, on the 25th day of April, 2014.

Susa Registered Fund, L.L.C.

(Name of Registrant)

By: /s/ Graeme White
Name: Graeme White
Title: Manager

EXHIBIT INDEX

EXHIBIT NUMBER		DOCUMENT DESCRIPTION
(a)	(2)	Limited Liability Company Agreement
(g)		Investment Advisory Agreement
(j)	(1)	Custodian Service Agreement
(j)	(2)	Foreign Custody Manager Agreement

(k)	(1)	Administration and Accounting Services Agreement
(k)	(2)	Placement Agency Agreement
(r)	(1)	Code of Ethics of Registrant
(r)	(2)	Code of Ethics of Adviser